UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

DIAMEDICA THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 28, 2025

Dear Shareholders:

Together with our Board of Directors and the management team at DiaMedica Therapeutics Inc., we are pleased to invite you to our 2025 Annual General Meeting of Shareholders, which will be held at our corporate offices located at 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305, USA, beginning at 9:00 a.m., CDT, on Thursday, May 15, 2025.

At the meeting, shareholders will be asked to consider and vote upon the following voting proposals: (1) to elect seven persons to serve as directors until our next annual general meeting of shareholders or until their respective successors are elected and qualified; (2) to appoint Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and to authorize the Board of Directors to fix our independent registered public accounting firm’s remuneration; and (3) to approve, on an advisory (non-binding) basis, our executive compensation.

The accompanying Notice of 2025 Annual General Meeting of Shareholders and proxy statement describe these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the seven nominees for director named in the proxy statement and FOR the approval of the other proposals being submitted to a vote of our shareholders.

Voting your DiaMedica common shares is easily achieved without the need to attend the meeting in person. Regardless of the number of shares you own, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote your shares via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. Voting over the Internet, by telephone, or by written proxy will ensure that your shares are represented at the meeting.

On behalf of the Board of Directors, we thank you for your participation, investment and support.

Sincerely,

James Parsons Chairman of the Board	Rick Pauls President and Chief Executive Officer

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive shareholder materials electronically will remain in effect until canceled.

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 15, 2025

The Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc., a corporation existing under the laws of British Columbia, will be held at our corporate offices located at 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305, USA, beginning at 9:00 a.m., CDT, on Thursday, May 15, 2025, for the following purposes:

1.

To receive the audited consolidated financial statements of DiaMedica Therapeutics Inc. for the fiscal year ended December 31, 2024 and accompanying report of the independent registered public accounting firm (for discussion only).

2.	To elect seven persons to serve as directors until our next annual general meeting of shareholders or until their respective successors are elected and qualified (Voting Proposal One).

3.

To consider a proposal to appoint Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and to authorize the Board of Directors to fix our independent registered public accounting firm’s remuneration (Voting Proposal Two).

4.	To approve, on an advisory (non-binding) basis, our executive compensation (Voting Proposal Three).

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only those shareholders of record at the close of business on March 18, 2025 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A shareholder list will be available at our corporate offices beginning March 28, 2025 during normal business hours for examination by any shareholder registered on our common share ledger as of the record date, March 18, 2025, for any purpose germane to the meeting.

By Order of the Board of Directors, Scott Kellen Corporate Secretary

March 28, 2025

Minneapolis, Minnesota

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DiaMedica Therapeutics Inc. is sometimes referred to as “DiaMedica,” “we,” “our” or “us” in this proxy statement.

The 2025 Annual General Meeting of Shareholders is sometimes referred to as the “Annual General Meeting,” “Annual Meeting” or “meeting” in this proxy statement.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is sometimes referred to as our “Annual Report to Shareholders” or “2024 Annual Report” in this proxy statement.

Our voting common shares, no par value, are sometimes referred to as our “common shares” or “shares” in this proxy statement.

All dollar amounts in this proxy statement are expressed in United States currency unless otherwise noted.

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PROXY STATEMENT SUMMARY

This summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our Annual Report to Shareholders before voting.

2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE AND TIME

Thursday, May 15, 2025

9:00 a.m. (CDT)

LOCATION

DiaMedica Therapeutics Inc.

301 Carlson Parkway, Suite 210,

Minneapolis, Minnesota 55305

RECORD DATE

Holders of record of our common shares at the close of business on March 18, 2025 are entitled to notice of, to attend, and to vote at the 2025 Annual General Meeting.

Voting Item	Board’s Vote Recommendation	Page
Voting Proposal One: Election of Directors	FOR	10
Voting Proposal Two: Appointment of Independent Registered Public Accounting Firm and Authorization to Fix Remuneration	FOR	16
Voting Proposal Three: Approval, on an Advisory (Non-Binding) Basis, of Executive Compensation	FOR	18

INTERNET AVAILABILITY OF PROXY MATERIALS

Instead of mailing a printed copy of our proxy materials, including our Annual Report to Shareholders, to each shareholder of record, we have provided access to these materials in a fast and efficient manner via the Internet. We believe that this process expedites your receipt of our proxy materials, lowers the costs of our meeting and reduces the environmental impact of our meeting. On or about March 28, 2025, we expect to begin mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of March 18, 2025 and post our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com). As more fully described in the Notice of Internet Availability of Proxy Materials, shareholders may choose to access our proxy materials at www.proxyvote.com or may request proxy materials in printed or electronic form. In addition, the Notice of Internet Availability of Proxy Materials and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you previously requested.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on May 15, 2025:
The Notice of Annual General Meeting of Shareholders and Proxy Statement and
Annual Report to Shareholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxyvote.com.

CORPORATE GOVERNANCE HIGHLIGHTS

✔ Annual election of directors	✔ Regular executive sessions
✔ Majority of independent directors	✔ No conflicts of interest
✔ Independent Board Chairman	✔ Access to independent advisors
✔ Four fully independent Board committees	✔ Independent compensation consultant
✔ Recent Board refreshment efforts	✔ Clawback policy
✔ Recent Board leadership rotation	✔ No guaranteed salary increases or bonuses
✔ Corporate governance guidelines	✔ No perquisites
✔ Annual review of governance documents	✔ No poison pill

BOARD OF DIRECTORS NOMINEES

Below are the director nominees for election by shareholders at the 2025 Annual General Meeting, each for a one-year term. All director nominees listed below are current directors of DiaMedica.

Director	Age	Serving Since	Independent
Michael Giuffre, M.D.	69	2010	Yes
Richard Kuntz, M.D., M.Sc.	67	2023	Yes
Tanya Lewis	54	2023	Yes
Daniel O’Connor	60	2025	Yes
James Parsons	59	2015	Yes
Rick Pauls	53	2005	No
Charles Semba, M.D.	65	2021	Yes

The Board of Directors recommends a vote “FOR” each of these seven nominees.

BOARD COMMITTEE COMPOSITION

The Board of Directors maintains a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Scientific and Clinical Research Committee.

Below are our current directors and their Board committee memberships.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific and Clinical Research Committee	Independent Director (Y/N)
Michael Giuffre, M.D.		Chair	●	●	Y
Richard Kuntz, M.D., M.Sc.		●		Chair	Y
Tanya Lewis		●	●	●	Y
Daniel O’Connor	●		●		Y
James Parsons	Chair				Y
Rick Pauls					N
Richard Pilnik	●		Chair		Y
Charles Semba, M.D.	●	●		●	Y

SKILLS AND EXPERIENCES OF DIRECTOR NOMINEES

The matrix below summarizes what the Board of Directors believes are desirable types of skills and experiences possessed by DiaMedica’s director nominees because of their particular relevance to our Company’s business and strategy. While all of these were considered by the Board of Directors in connection with this year’s director nomination process, the following matrix does not encompass all skills and experiences of our director nominees.

	Rick Pauls	James Parsons	Michael Giuffre, M.D.	Richard Kuntz, M.D., M.Sc.	Tanya Lewis	Daniel O’Connor	Charles Semba, M.D.
Skills/Experiences
Public Company CEO	✔					✔
Public Company Senior Executive	✔	✔		✔	✔	✔	✔
Licensing/Business Development and Mergers and Acquisitions	✔	✔	✔	✔		✔
Strategic Planning	✔	✔	✔	✔	✔	✔	✔
Clinical and Clinical Development	✔		✔	✔	✔	✔	✔
Commercialization and Product Planning		✔	✔	✔	✔	✔
Medical/Scientific/Research and Development			✔	✔	✔		✔
Pharmaceutical Industry	✔	✔			✔	✔	✔
Regulatory and Quality	✔		✔	✔	✔	✔
Reimbursement/Payer/Health Outcomes				✔		✔
CFO/Financial Expertise and Accounting		✔				✔
Capital Markets/Raising Additional Financing	✔	✔				✔
Public Company Governance	✔	✔	✔	✔		✔
Investor Relations	✔	✔				✔	✔
Legal and Compliance/Ethics						✔
Manufacturing/Operations	✔				✔	✔
International Experience	✔	✔	✔			✔	✔

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our shareholders.

What We Do:	What We Don’t Do:
● Emphasize pay for performance	● No guaranteed salary increases or bonuses
● Structure our executive compensation so a significant portion of pay is at risk	● No repricing of stock options unless approved by shareholders
● Maintain competitive pay packages	● No liberal share counting under our equity plan
● Structure our executive compensation so a significant portion is paid in equity	● No hedging or pledging of DiaMedica securities
● Maintain a clawback policy	● No perquisites

HOW WE PAY

Our executive compensation program consists of the following principal elements which are described under “Executive Compensation.”

●	Base salary – a fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.

●	Short-term incentive – a variable, short-term element that is payable in cash and is based on annual corporate performance objectives and individual performance objectives.

●	Long-term incentive – a variable, long-term element that is provided in stock options.

2024 EXECUTIVE COMPENSATION ACTIONS

Discussion of our executive compensation program in this proxy statement includes the compensation of the following executive officers required to be named in the Summary Compensation Table under “Executive Compensation” and referred to as our named executive officers or NEOs: (i) Rick Pauls, our Chief Executive Officer (CEO), (ii) Lorianne Masuoka, M.D., our Chief Medical Officer (CMO); and (iii) Scott Kellen, our Chief Financial Officer (CFO). The 2024 compensation actions and incentive plan outcomes based on performance for our NEOs are summarized below:

Element	Key 2024 Actions
Base Salary	Our CEO received a base salary increase of 5% and our CFO received a base salary increase of 6%. Our CMO joined DiaMedica in January 2024 and her base salary was set at $425,000.
Short-Term Incentive

Our CEO’s 2024 target short-term incentive opportunity was 50% of base salary and our CMO’s and CFO’s target short-term incentive opportunity was 40% of base salary, which percentages for our CEO and CFO were unchanged from the prior year.

Long-Term Incentive

Our NEOs received stock option awards, with 25% vesting on the one-year anniversary of the grant date and the remaining 75% vesting in 12 equal quarterly installments thereafter. The awards for our CEO and CFO were annual award; whereas the award for our CMO was a new hire award.

Other Compensation	No changes were made to other components of our executive compensation program.

301 Carlson Parkway, Suite 210,

Minneapolis, Minnesota 55305

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 15, 2025

The Board of Directors of DiaMedica Therapeutics Inc. is soliciting your proxy for use at the 2025 Annual General Meeting of Shareholders to be held on Thursday, May 15, 2025. The Board of Directors expects to make available to our shareholders beginning on or about March 28, 2025 the Notice of Annual General Meeting of Shareholders, this proxy statement and a form of proxy on the Internet or have these materials sent to shareholders of DiaMedica upon their request.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Date, Time, Place and Purposes of Meeting

The Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc. will be held on Thursday, May 15, 2025, at 9:00 a.m., CDT, at our corporate offices located at 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305, USA, for the purposes set forth in the Notice of Annual General Meeting of Shareholders.

Who Can Vote

Shareholders of record at the close of business on March 18, 2025 will be entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, there were 42,855,660 common shares outstanding. Each common share is entitled to one vote on each matter to be voted on at the meeting. Shareholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important. Whether you hold shares directly as a shareholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.

If you are a registered shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

●

Vote by Internet, by going to the website address http://www.proxyvote.com and following the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

●	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials.

If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., EDT (10:59 p.m., CDT), on May 14, 2025, the day before the meeting. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker or other nominee provided to you for more information on your options for voting.

If you return your signed proxy card or use Internet or telephone voting before the meeting, the named proxies will vote your shares as you direct. You have multiple choices on each matter to be voted on as follows:

For Voting Proposal One—Election of Directors, you may:

●	Vote FOR all seven nominees for director or

●	WITHHOLD your vote from one or more of the seven nominees for director.

For Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration, you may:

●	Vote FOR the proposal,

●	WITHHOLD your vote from the proposal or

●	ABSTAIN from voting on the proposal.

For Voting Proposal Three—Approval, on an Advisory (Non-Binding) Basis, of our Executive Compensation, you may:

●	Vote FOR the proposal,

●	AGAINST your vote from the proposal or

●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all seven of the nominees for election to the Board of Directors in Voting Proposal One—Election of Directors, FOR Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration, and FOR Voting Proposal Three—Approval, on an Advisory Basis, of our Executive Compensation.

How Does the Board of Directors Recommend that You Vote

The Board of Directors unanimously recommends that you vote:

●	FOR all seven of the nominees for election to the Board of Directors in Voting Proposal One—Election of Directors;

●	FOR Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration; and

●	FOR Voting Proposal Three—Approval, on an Advisory Basis, of our Executive Compensation.

How You May Change Your Vote or Revoke Your Proxy

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted at the meeting by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending written notice of your revocation to our Corporate Secretary; or

●	Attending the meeting and voting by ballot.

Quorum Requirement

The quorum for the transaction of business at the meeting is any number of shareholders who, in the aggregate, hold at least 33 and 1/3% of our issued common shares entitled to be voted at the meeting or 14,285,220 common shares. In general, our common shares represented by proxies marked “For,” “Withhold,” or “Abstain” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters.

Voting Proposal One—Election of Directors is not a “routine” matter. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on this proposal. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be “votes cast” at the meeting and will not be counted as having been voted on the proposal.

Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration is a “routine” matter and, as such, your broker is permitted to exercise its discretion to vote your shares for or withhold your vote from the proposal in the absence of your instruction.

Voting Proposal Three— Approval, on an Advisory Basis, of our Executive Compensation, is not a “routine” matter. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on this proposal. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be “votes cast” at the meeting and will not be counted as having been voted on the proposal.

The table below indicates the vote required for each voting proposal and the effect of any votes withheld, abstentions and broker non-votes.

Voting Proposal	Votes Required	Effect of Votes Withheld/Against	Effect of Abstentions	Effect of Broker Non- Votes
Voting Proposal One: Election of Directors	Affirmative vote of a majority of votes cast on the voting proposal.	Votes withheld will have no effect.	Abstentions will have no effect.	Broker non-votes will have no effect.
Voting Proposal Two: Appointment of Independent Registered Public Accounting Firm and Authorization to Fix Remuneration	Affirmative vote of a majority of votes cast on the voting proposal.	Votes withheld will have no effect.	Abstentions will have no effect.	We do not expect any broker non-votes on this proposal.
Voting Proposal Three: Approval, on an Advisory (Non-Binding) Basis, of our Executive Compensation	Affirmative vote of a majority of votes cast on the voting proposal.	Votes against will count against the proposal.	Abstentions will have no effect.	Broker non-votes will have no effect.

Appointment of Proxyholders

The persons named in the accompanying proxy card are officers of DiaMedica.

A shareholder has the right to appoint a person or company to attend and act for the shareholder and on that shareholder’s behalf at the meeting other than the persons designated in the enclosed proxy card. A shareholder wishing to exercise this right should strike out the names now designated in the enclosed proxy card and insert the name of the desired person or company in the blank space provided. The desired person need not be a shareholder of DiaMedica.

Only a registered shareholder at the close of business on March 18, 2025 will be entitled to vote, or grant proxies to vote, his, her or its common shares, as applicable, at the meeting. If your common shares are registered in your name, then you are a registered shareholder. However, if, like most shareholders, you keep your common shares in a brokerage account, then you are a beneficial shareholder. The process for voting is different for registered shareholders and beneficial shareholders. Registered shareholders and beneficial shareholders should carefully read the instructions herein if they wish to vote their common shares at the meeting.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the meeting, except those described in this proxy statement. However, if any other matters should properly come before the meeting, the persons named on the proxy card will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Procedures at the Meeting

The presiding officer at the meeting will determine how business at the meeting will be conducted. Only matters brought before the meeting in accordance with our Articles will be considered. Only a natural person present at the meeting who is either one of our shareholders, or is acting on behalf of one of our shareholders, may make a motion or second a motion. A person acting on behalf of a shareholder must present a written statement executed by the shareholder or the duly-authorized representative of the shareholder on whose behalf the person purports to act.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and the Notice of Internet Availability of Proxy Materials. This means that only one copy of this proxy statement, our Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials may have been sent to each household even though multiple shareholders are present in the household, unless contrary instructions have been received. We will promptly deliver a separate copy of any of these documents to any shareholder upon written or oral request to Corporate Secretary, DiaMedica Therapeutics Inc., 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305, telephone: (763) 496‑5454. Shareholders who want to receive separate copies of this proxy statement, our Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials in the future, or shareholders who are receiving multiple copies and would like to receive only one copy per household, should contact their bank, broker or other nominee record holder, or the shareholder may contact us at the above address and telephone number.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly, electronic availability and mailing of proxies and soliciting material, as well as the cost of making available or forwarding this material to the beneficial owners of our common shares will be borne by DiaMedica. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in making available or forwarding solicitation materials to the beneficial owners of our common shares.

VOTING PROPOSAL ONE—ELECTION OF DIRECTORS

Board Size and Structure

Our Articles provide that the Board of Directors will consist of at least three members. The size of the Board of Directors is currently fixed at eight since the Board of Directors currently consists of eight directors. The Board of Directors has reduced the size of the Board at seven effective as of the Annual General Meeting since Richard Pilnik, a current director, is not standing for re-election at the Annual General Meeting.

Each director is elected annually by the shareholders and serves for a term that will end at the next annual general meeting of shareholders.

Information about Board Nominees

The Board of Directors has nominated the following seven individuals to serve as our directors until the next annual general meeting of shareholders or until their respective successors are elected and qualified. All of the nominees for director named below are current members of the Board of Directors.

Name	Age	Position
James Parsons(1)(2)	59	Chairman of the Board
Rick Pauls	53	President and Chief Executive Officer, Director
Michael Giuffre, M.D.(1)(3)(4)(5)	69	Director
Richard Kuntz, M.D., M.Sc.(1)(2)(5)	67	Director
Tanya Lewis(1)(3)(4)(5)	54	Director
Daniel O’Connor(1)(2)(4)	60	Director
Charles Semba, M.D.(1)(2)(3)(5)	65	Director

(1)	Independent Director
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Corporate Governance Committee
(5)	Member of the Scientific and Clinical Research Committee

Richard Pilnik, a current Board member and the former Chairman of the Board, is not standing for re-election at the Annual General Meeting. The Board of Directors thanks Mr. Pilnik for his 16 years of dedicated service to our Company, including during the last 10 years serving as Chairman of the Board.

Additional Information about Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our shareholders. The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

James Parsons has served as a member of the Board of Directors since October 2015. Mr. Parsons has served as our Chairman of the Board since January 2025. Mr. Parsons currently serves as Chief Financial Officer of Sernova Corp., a TSX listed biotechnology company, a position he has held since October 2024. Prior to Sernova, Mr. Parsons served as Chief Financial Officer and Corporate Secretary of Trillium Therapeutics Inc., a Nasdaq-listed immuno-oncology company, from August 2011 until its acquisition by Pfizer in November 2021, at which time he became employed by Pfizer Canada ULC until March 2022. Mr. Parsons serves as a member of the board of directors, nominating and governance and audit committees of Oncolytics Biotech Inc., a Nasdaq/TSX listed company, and served on the board of directors and chair of both the audit committee and nominating and corporate governance committee of Sernova Corp. from April 2012 to January 2025. Mr. Parsons has been a Chief Financial Officer in the life sciences industry since 2000 with experience in therapeutics, diagnostics and devices. Mr. Parsons has a Master of Accounting degree from the University of Waterloo and is a Chartered Professional Accountant and Chartered Accountant. Mr. Parsons is a resident of Ontario, Canada.

We believe that Mr. Parsons’s financial experience, including his history and knowledge of our Company, enable him to make valuable contributions to the Board of Directors.

Rick Pauls was appointed our President and Chief Executive Officer in January 2010. Mr. Pauls has served as a member of the Board of Directors since April 2005 and served as Chairman of the Board from April 2008 to July 2014. Prior to joining DiaMedica, Mr. Pauls was the Co-Founder and Managing Director of CentreStone Ventures Inc., a life sciences venture capital fund, from February 2002 until January 2010. Mr. Pauls was an analyst for Centara Corporation, another early-stage venture capital fund, from January 2000 until January 2002. From June 1997 until November 1999, Mr. Pauls worked for General Motors Acceptation Corporation specializing in asset-backed securitization and structured finance. Mr. Pauls previously served as an independent member of the board of directors of LED Medical Diagnostics, Inc. Mr. Pauls received his Bachelor of Arts in Economics from the University of Manitoba and his MBA in Finance from the University of North Dakota. Mr. Pauls is a resident of Minnesota, USA.

We believe that Mr. Pauls’s experience in the biopharmaceutical industry as an executive and investor and his extensive knowledge of all aspects of our Company, business, industry, and day-to-day operations as a result of his role as our President and Chief Executive Officer enable him to make valuable contributions to the Board of Directors. In addition, as a result of his role as President and Chief Executive Officer, Mr. Pauls provides unique insight into our future strategies, opportunities and challenges, and serves as the unifying element between the leadership and strategic direction provided by the Board of Directors and the implementation of our business strategies by management.

Michael Giuffre, M.D. has served as a member of the Board of Directors since August 2010. Since July 2009, Dr. Giuffre has served as a Clinical Professor of Cardiac Sciences and Pediatrics at the University of Calgary and has had an extensive portfolio of clinical practice, cardiovascular research and university teaching. Dr. Giuffre is actively involved in health care delivery, medical leadership and in the biotechnology business sector. From 2012 to October 2019, Dr. Giuffre served as Chief Scientific Officer and President of FoodChek Laboratory, a global developer and provider of proprietary rapid and accurate food safety tests for the detection of foodborne and environmental pathogens and other microorganisms, and also as a member of the board of directors of FoodChek Systems Inc. From November 2017 to October 2019, he served as FoodChek Systems Inc.’s Chairman of the Board. Dr. Giuffre previously served on the board of directors of the Canadian Medical Association (CMA), Unicef Canada, the Alberta Medical Association (AMA), Can-Cal Resources Ltd, Vacci-Test Corporation, IC2E International Inc., MedMira Inc. and Brightsquid Dental, Inc. Dr. Giuffre has received a Certified and Registered Appointment and a Distinguished Fellow appointment by the American Academy of Cardiology. In 2005, he was awarded Physician of the Year by the Calgary Medical Society and in 2017 was “Mentor of the Year” for the Royal College of Physicians and Surgeons of Canada. Dr. Giuffre was also a former President of the AMA and the Calgary and Area Physicians Association and also a past representative to the board of the Calgary Health Region. Dr. Giuffre holds a Bachelor of Science in cellular and microbial biology, a Ph.D. candidacy in molecular virology, an M.D. and an M.B.A. He is Canadian Royal College board certified FRCPS in specialties that include Pediatrics and Pediatric Cardiology and has a subspecialty in Pediatric Cardiac Electrophysiology. Dr. Giuffre is currently a member of the board of directors of Avenue Living (AL) Asset Management, a private real estate company in Alberta, Canada and its affiliates, AL Real Estate Opportunity Trust and AgriSelect Trust. Dr. Giuffre is currently a resident of Alberta, Canada.

We believe that Dr. Giuffre’s medical experience, including as a practicing physician and professor, enable him to make valuable contributions to the Board of Directors.

Richard Kuntz, M.D., M.Sc. has served as a member of our board of directors since May 2023. Dr. Kuntz recently retired from Medtronic plc (NYSE:MDT), a global medical device company, where he was the Chief Medical Officer & Scientific Officer and a member of the Executive Committee. Prior to that, he served as Senior Vice President and President, Neuromodulation of Medtronic from October 2005 to August 2009. Before joining Medtronic, he was the founder and Chief Scientific Officer of the Harvard Clinical Research Institute in Boston. He also served as an Associate Professor of Medicine at Harvard Medical School, Chief of the Division of Clinical Biometrics, and as an Interventional Cardiologist in the division of cardiovascular diseases at the Brigham and Women’s Hospital in Boston. In addition, he served as a founding Governor of the Patient Centered Outcomes Research Institute (PCORI), as part of the US Affordable Care Act. He also served as an advisor to multiple national and regional committees, in the National Academy of Medicine and National Institutes of Health (NIH). He is presently serving as a working group member of NIH’s Helping to End Addiction Long-term® (HEAL) program. Dr. Kuntz serves as a member of the board of directors of ZimVie Inc. and IDENTIV, INC., which are Nasdaq listed companies. Dr. Kuntz has directed numerous multicenter clinical trials and has authored more than 250 original publications. His major interests are traditional and alternative clinical trial design and biostatistics. Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. He completed his residency and chief residency in internal medicine at the University of Texas Southwestern Medical School, Parkland Hospital, Dallas, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston. Dr. Kuntz received his Master of Science in biostatistics from the Harvard T.H. Chan School of Public Health.

We believe that Dr. Kuntz’s experience in the pharmaceutical industry, particularly his demonstrated leadership skills relating to medical advancements in neurology and his deep expertise in stroke treatments, enable him to make valuable contributions to the Board of Directors.

Tanya Lewis has served as a member of the Board of Directors since March 2023. Ms. Lewis served as the Chief Development Operations Officer at Replimune Group, Inc., a Nasdaq listed clinical-stage biotechnology company, from May 2021 to April 2024 and from November 2020 to May 2021, served as a director of Replimune Group, Inc. Ms. Lewis served as Executive Vice President, Chief Regulatory Officer and Quality Officer at Karyopharm Therapeutics Inc., a pharmaceutical company, from November 2019 to May 2021, and previously served as Senior Vice President, Regulatory and Quality Affairs from November 2018 to November 2019. Ms. Lewis is also a former director of Karyopharm Therapeutics Inc. Prior to joining Karyopharm Therapeutics Inc., Ms. Lewis served as Vice President, Regulatory and Quality Affairs for Syros Pharmaceuticals, Inc., a pharmaceutical company, from January 2017 to July 2018. Prior to joining Syros Pharmaceuticals, Ms. Lewis served as Vice President, Regulatory Affairs and Quality Assurance for Idera Pharmaceuticals, Inc., a pharmaceutical company, from October 2015 to December 2016. Before joining Idera Pharmaceuticals, Ms. Lewis served as Vice President, Regulatory Affairs for Tesaro, Inc., a pharmaceutical company, from October 2011 to June 2015 and prior to that served in various roles at Millennium Pharmaceuticals. Inc. Ms. Lewis serves as a member of the board of directors of Sernova Corp, a TSX listed biotech company. Ms. Lewis holds a Bachelor of Science degree in Biology from Northeastern University and a Master of Science degree in Regulatory Affairs and Health Policy from Massachusetts College of Pharmacy and Allied Health Science.

We believe that Ms. Lewis’s experience in the pharmaceutical industry, particularly in drug development and commercial planning for specialty biopharmaceuticals, enable her to make valuable contributions to the Board of Directors.

Daniel O’Connor has served as a member of the Board of Directors since February 2025. Mr. O’Connor previously served as President and Chief Executive Officer and a member of the board of directors of Ambrx Biopharma Inc. (Nasdaq: AMAM), a clinical-stage biotechnology company, from November 2022 through its acquisition by Johnson & Johnson in March 2024. From June 2021 to December 2022, Mr. O’Connor served as Chief Executive Officer and Chairman of the Board of Larkspur Health Acquisition Corp., a special purpose acquisition company which merged with and is now known as ZyVersa Therapeutics, Inc. (Nasdaq: ZVSA). Mr. O’Connor continued to serve on the board of directors of ZyVersa until May 2023. From September 2017 to June 2021, Mr. O’Connor served as President and Chief Executive Officer and a member of the board of directors of OncoSec Medical Incorporated, a cancer immunotherapy company. Prior to OncoSec, Mr. O’Connor served as President and Chief Executive Officer and a member of the board of directors of Advaxis, Inc., a cancer immunotherapy company, from January 2013 until July 2017. Prior to Advaxis, Mr. O’Connor held several positions in senior leadership, including Senior Vice President and General Counsel for Bracco Diagnostics Inc., a diagnostic imaging company; Assistant General Counsel, Chief Compliance Officer and Consultant for NPS Pharmaceuticals, Inc., a pharmaceutical company; Senior Vice President, General Counsel and Secretary for ImClone Systems Incorporated, a biopharmaceutical company; and General Counsel at PharmaNet (formerly inVentiv Health, now Syneos Health), a clinical research company. He previously served as a member of the board of directors of Seelos Therapeutics Inc. from January 2019 to May 2024 and as Vice Chairman and member of the board of trustees of BioNJ from March 2016 to November 2021. In October 2017, Mr. O’Connor was appointed to the New Jersey Biotechnology Task Force by its Governor. Prior to his career in biotechnology and drug development, Mr. O’Connor was a former criminal prosecutor in Somerset County, New Jersey. Mr. O’Connor holds a Juris Doctor degree from the Pennsylvania State University’s Dickinson School of Law and previously served as a Trusted Advisor to its Dean. He graduated from the United States Marines Corps Officer Candidate School and was commissioned as an officer in the U.S. Marines, attaining the rank of Captain. Mr. O’Connor volunteered to serve and was deployed to Saudi Arabia in advance of and during Operation Desert Shield.

We believe that the breadth and depth of Mr. O’Connor’s experience in the biopharmaceutical industry and his recent experience as Chief Executive Officer of several biotech companies, as well as other positions in senior management, enable him to make valuable contributions to the Board of Directors.

Charles Semba, M.D. has served as a member of the Board of Directors since July 2021. Dr. Semba has over 20 years of drug-development experience in public and venture-funded biotechnology companies. Since June 2020, Dr. Semba has served as the Chief Medical Officer of Eluminex Biosciences, an ophthalmology-focused biotechnology company. From June 2016 to March 2020, Dr. Semba served as the Chief Medical Officer of Graybug Vision, Inc., a clinical-stage biopharmaceutical company focused on developing transformative medicines for the treatment of chronic diseases of the retina and optic nerve, and from June 2014 to June 2016, Dr. Semba served as the Chief Medical Officer of ForSight VISION5 (acquired by Allergan), a company focused on developing non-invasive products that replace eye drops and provide sustained therapy for major eye diseases, including glaucoma, dry eye, and allergy. Prior to his work at ForSight VISION5, Dr. Semba held senior positions at biopharmaceutical companies including Genentech (a Roche company) and Shire (acquired by Takeda). Additionally, since 1992, Dr. Semba has served as an adjunct professor of vascular and interventional radiology at the Stanford University School of Medicine. Dr. Semba holds a Bachelor of Arts in Chemistry from Carleton College and an M.D. from the University of Minnesota Medical School and is a recognized expert in endovascular therapy, thrombolysis, mechanical thrombectomy, and endovascular surgery. Dr. Semba is currently a resident of California, USA.

We believe that Dr. Semba’s experience in the biotechnology and biopharmaceutical industries, particularly in drug development and clinical-stage companies, enable him to make valuable contributions to the Board of Directors.

Penalties or Sanctions

To the knowledge of the Board of Directors and our management, none of our directors as of the date of this proxy statement is or has been subject to:

●

any penalties or sanctions imposed by a court relating to a securities legislation or by a securities regulatory authority or has entered in a settlement agreement with a securities regulatory authority; or

●	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a director nominee.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Board of Directors and our management, none of our directors or director nominees as of the date of this proxy statement is or has been, within 10 years before the date of this proxy statement, a director, chief executive officer or chief financial officer of any company (including DiaMedica) that, while that person was acting in that capacity:

●	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

●

was subject to an event that resulted, after the director, chief executive officer or chief financial officer ceased to be a director, chief executive officer, or chief financial officer, in DiaMedica being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

●

within a year after the director, chief executive officer, or chief financial officer ceased to be a director, chief executive officer or chief financial officer of DiaMedica, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets or the assets of the proposed director.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of all seven nominees named above.

The Board of Directors Recommends a Vote FOR Each Nominee for Director

VOTING PROPOSAL TWO—APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION TO FIX REMUNERATION

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors appoints our independent registered public accounting firm and fixes its remuneration. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current independent registered public accounting firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; its capabilities relative to our business; and its knowledge of our operations. Upon consideration of these and other factors, the Audit Committee intends to appoint Baker Tilly US, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Baker Tilly US, LLP was first appointed as our auditor on April 27, 2018.

Representatives of Baker Tilly US, LLP will be present at the meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Authorization to Board of Directors to Fix Remuneration

The approval of this proposal also constitutes authorization to the Board of Directors to fix the remuneration of Baker Tilly US, LLP as our independent registered public accounting firm.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to us by Baker Tilly US, LLP for the fiscal years ended December 31, 2024 and 2023.

	Aggregate Amount Billed by Baker Tilly US, LLP
	2024	2023
Audit Fees(1)	$201,184	$181,834
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$201,184	$181,834

(1)

These fees consisted of the audit of our annual consolidated financial statements for 2024 and 2023, review of quarterly condensed consolidated financial statements and other services normally provided in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures

All services rendered by Baker Tilly US, LLP to DiaMedica were permissible under applicable laws and regulations and all services provided to DiaMedica, other than de minimis non-audit services allowed under applicable law, were approved in advance by the Audit Committee. The Audit Committee’s formal written charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services, including fees for such services, and permits the Audit Committee to establish pre-approval policies and procedures. The Audit Committee has delegated to the Audit Committee Chair the authority to pre-approve certain services up to $25,000.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and authorization to the Board of Directors to fix the remuneration of our independent registered public accounting firm.

The Board of Directors Recommends a Vote FOR Voting Proposal Two

VOTING PROPOSAL THREE— ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Background and Proposed Advisory Approval of Our Executive Compensation

Our Board of Directors is providing our shareholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act). This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as identified pursuant to Item 402 of Regulation S-K, as set forth in the “Executive Compensation” section of this proxy statement, including in the accompanying compensation tables and the corresponding narrative discussion and footnotes. Approximately 96% of votes cast at last year’s Annual General Meeting of Shareholders were in favor of our say-on-pay proposal.

Why You Should Vote in Favor of our Say-on-Pay Vote

The “Executive Compensation” section of this proxy statement describes our 2024 executive compensation program and the executive compensation decisions made by our Compensation Committee in more detail. Our executive compensation policies, plans and programs seek to enhance our financial performance, and thus shareholder value, by aligning the financial interests of our executives with those of our shareholders and by emphasizing pay-for-performance.

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our shareholders.

What We Do:	What We Don’t Do:
● Emphasize pay for performance	● No guaranteed salary increases or bonuses
● Structure our executive compensation so a significant portion of pay is at risk	● No repricing of stock options unless approved by shareholders
● Maintain competitive pay packages	● No liberal share counting under our equity plan
● Structure our executive compensation so a significant portion is paid in equity	● No hedging or pledging of DiaMedica securities
● Maintain a clawback policy	● No perquisites

Proposed Resolution

Our Board recommends that our shareholders vote in favor of our advisory vote on our executive compensation as set forth in the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

Shareholders are not ultimately voting to approve or disapprove the recommendation of our Board. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our Compensation Committee and our Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Next Say-On-Pay Vote

Consistent with the results of the advisory vote on the frequency of the say-on-pay vote held at the 2024 Annual General Meeting of Shareholders, the Board determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at our 2026 Annual General Meeting of Shareholders. Since a frequency of say-on-pay vote must be conducted every six years, we expect to conduct the next frequency of say-on-pay vote at our 2030 Annual General Meeting of Shareholders.

Board of Directors Recommendation

The Board of Directors unanimously recommends that our shareholders vote FOR approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board of Directors Recommends a Vote FOR Voting Proposal Three

STOCK OWNERSHIP

Security Ownership of Significant Beneficial Owners

The table below sets forth information as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our common shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Shares	TomEqt Private AB c/o KinKon AB Biblioteksgatan 25 11435 Stockholm, Sweden	5,526,435(2)	12.9%
Common Shares	Trill AB Sveavägen 17, 18th Floor SE-111 57 Stockholm, Sweden	5,221,608(3)	12.2%
Common Shares	Richard Jacinto II 4775 Collins Avenue, Suite 3003 Miami Beach, FL 33140	4,558,823(4)	10.6%
Common Shares	Dialectic Capital Management, LP 119 Rowayton Avenue, 2nd Floor Norwalk, CT 06853	2,173,529(5)	5.1%

(1)	Percent of class is based on 42,855,660 shares outstanding as of our record date, March 18, 2025.

(2)

Based in part on information contained in a Form 4 of TomEnterprise AB filed with the SEC on July 1, 2024 and a Schedule 13G/A of TomEnterprise AB filed with the SEC on June 27, 2023, reflecting beneficial ownership as of June 23, 2023. TomEqt Private AB is the record holder of 5,526,435 shares. Mr. Thomas Von Koch, as the board member of TomEqt Private AB, has the sole power to vote and dispose of the common shares and is deemed to be the beneficial owner of all the shares. As of the date of the Schedule 13G/A, TomEnterprise AB, the previous record holder of the common shares, is no longer the record holder of any shares. TomEqt Private AB, TomEnterprise AB, and Mr. Von Koch filed their Schedule 13G/A jointly, but not as members of a group, and each disclaims membership in a group.

(3)

Based solely on information contained in a Form 4 of Trill AB filed with the SEC on July 1, 2024 and a Schedule 13G of Trill AB filed with the SEC on June 27, 2023, reflecting beneficial ownership as of June 23, 2023. Trill AB is the record holder of 5,221,608 shares. Mr. Jan Ståhlberg, as the board member of Trill AB, has the sole power to vote and dispose of the shares and is deemed to be the beneficial owner of all the shares. Trill AB and Mr. Ståhlberg filed their Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group.

(4)

Based solely on information contained in a Schedule 13G/A of Mr. Richard Jacinto II filed with the SEC on June 23, 2023, reflecting beneficial ownership as of June 23, 2023. Mr. Jacinto has the sole power to vote and dispose of the common shares and is deemed to be the beneficial owner of all the shares.

(5)

Based solely on information contained in a Schedule 13G of Dialectic Life Sciences SPV LLC filed with the SEC on July 8, 2024, reflecting beneficial ownership as of June 28, 2024. John Fichthorn is the manager of Dialectic LS Manager LLC, the controlling entity of Dialectic Life Sciences SPV LLC.

Security Ownership of Management

The table below sets forth information known to us regarding the beneficial ownership of our common shares as of March 18, 2025, by:

●	each of our current directors;

●	each of the individuals named in the Summary Compensation Table under “Executive Compensation” on page 47; and

●	all of our current directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, as determined by the rules of the SEC, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account or similar arrangement; or (iv) the automatic termination of a trust, discretionary account or similar arrangement. However, such unissued shares of common shares are not deemed to be outstanding for calculating the percentage of common shares owned by any other person.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o DiaMedica Therapeutics Inc., 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Common Shares	Michael Giuffre, M.D.	543,102	(3)	1.3%
Common Shares	Richard Kuntz, M.D., M.Sc.	58,064		*
Common Shares	Tanya Lewis	46,476		*
Common Shares	Daniel O’Connor	0		*
Common Shares	James Parsons	176,109		*
Common Shares	Richard Pilnik	445,184		1.0%
Common Shares	Charles Semba, M.D.	111,992		*
Common Shares	Rick Pauls	946,904		2.2%
Common Shares	Lorianne Masuoka, M.D.	0		*
Common Shares	Scott Kellen	346,603		*

Common Shares	All current directors and executive officers as a group (11 persons)	3,271,548		7.3%

*	Represents beneficial ownership of less than one percent.

(1)

Includes for the persons listed below the following shares subject to options, restricted stock units and deferred stock units held by such persons that are currently exercisable or become exercisable within 60 days of March 18, 2025:

Name	Shares Underlying Stock Options	Shares Underlying Restricted Stock Units	Shares Underlying Deferred Stock Units
Directors
Michael Giuffre, M.D.	112,193	—	91,016
Richard Kuntz, M.D., M.Sc. .	40,207	3,572	—
Tanya Lewis	46,476	—	—
Daniel O’Connor	—	—	—
James Parsons	112,193	—	61,666
Rick Pauls	878,313	—	1,749
Richard Pilnik	163,984	—	139,747
Charles Semba, M.D.	70,330	2,344	—
Executive Officers
Rick Pauls	878,313	—	1,749
Lorianne Masuoka, M.D.	—	—	—
Scott Kellen	314,313	—	—
Other executive officers.	70,000	—	—
All current directors and executive officers as a group (11 persons)	1,808,009	5,916	294,178

(2)	Percent of class is based on 42,855,660 shares outstanding as of our record date, March 18, 2025.

(3)

Includes: (i) 25,573 shares held by 424822 Alberta Ltd., over which Dr. Giuffre has sole voting and dispositive power, (ii) 164,890 shares Dr. Giuffre and his spouse hold jointly, (iii) 21,070 common shares held by Dr. Giuffre’s spouse and (iv) 128,360 shares held directly by Dr. Giuffre.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, among other insiders. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Listing Rules of the Nasdaq Stock Market. Our insider trading policy is filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

CORPORATE GOVERNANCE

Management by Board of Directors

The Board of Directors is responsible for overseeing the management of DiaMedica and for the conduct of our affairs generally. Each director is elected annually by the shareholders and serves for a term that will end at the next annual general meeting of shareholders.

The Board of Directors facilitates its exercise of independent supervision over the management of DiaMedica through a combination of formal meetings of the Board of Directors and informal discussions amongst Board members. The Board of Directors is comprised of a majority of independent directors. The Board of Directors manages governance matters both directly and through its Board committees, which are described in more detail below. The Board of Directors looks to management of DiaMedica to keep it apprised of all significant developments affecting DiaMedica and our operations. All major acquisitions, dispositions, investments, contracts and other significant matters outside the ordinary course of our business are subject to approval by the Board of Directors.

Corporate Governance Guidelines

The Board of Directors has established Corporate Governance Guidelines that describe our basic approach to corporate governance. Among the topics addressed in our Corporate Governance Guidelines are:

● Board size and qualifications	● Conflicts of interest
● Selection of new directors	● Director independence
● Board leadership	● Board interaction with corporate constituencies
● Board committees	● Change of principal occupation
● Director responsibilities	● Term limits
● Board and committee meetings	● Retirement and resignation policy
● Executive sessions of independent directors	● Board compensation
● Meeting attendance by directors and non-directors	● Stock ownership by directors
● Appropriate information and access	● Board compensation
● Ability to retain advisors	● Board access to senior management
● CEO evaluation	● Management development
● Succession planning	● Loans to directors and executive officers
● Limitations on other Board service	● Board and committee evaluation
● Oversight and risk management	● Communications with directors
● Director orientation

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors may select from its members a Chairman of the Board. The office of Chairman of the Board and the office of President and Chief Executive Officer may be held by one person. The Board of Directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best in light of current circumstances. The Board of Directors, acting as a group or through the Nominating and Corporate Governance Committee, will periodically review the leadership structure of the Board of Directors to assess whether it is appropriate given the specific characteristics and circumstances of DiaMedica. However, the Board of Directors does strongly endorse the concept of independent directors being in a position of leadership. If at any time, the Chief Executive Officer and Chairman of the Board are the same, the Board of Directors shall elect an independent director to serve as the lead director. The lead director will have the following duties and responsibilities in addition to such other duties and responsibilities as may be determined by the Board of Directors from time to time.

●	chairing the executive sessions of the independent directors and calling meetings of the independent directors;

●	determining the agenda for the executive sessions of the independent directors and participating with the Chairman of the Board in establishing the agenda for Board meetings;

●	coordinating feedback among the independent directors and the Chief Executive Officer;

●	overseeing the development of appropriate responses to communications from shareholders and other interested persons addressed to the independent directors as a group;

●	on behalf of the independent directors, retaining legal counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities; and

●	performing such other duties as the Board of Directors deems appropriate from time to time.

Mr. Parsons currently serves as Chairman of the Board and Rick Pauls currently serves as President and Chief Executive Officer.

We currently believe this leadership structure of an independent Chairman of the Board is in the best interests of DiaMedica and our shareholders and strikes the appropriate balance between the President and Chief Executive Officer’s responsibility for the strategic direction, day-to-day leadership and performance of our Company and the Chairman of our Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our President and Chief Executive Officer and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe that our Company is well served by this leadership structure. We anticipate that the Board of Directors will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Director Independence

The Board of Directors has affirmatively determined that the following seven of our current eight directors are “independent directors” under the Nasdaq Listing Rules: Michael Giuffre, M.D., Richard Kuntz, M.D., M.Sc., Tanya Lewis, Daniel O’Connor, James Parsons, Richard Pilnik and Charles Semba, M.D. In making these affirmative determinations that such individuals are “independent directors,” the Board of Directors reviewed and discussed information provided by the directors and by DiaMedica with regard to each director’s business and personal activities as they may relate to DiaMedica and our management.

Executive or In-Camera Sessions

Our Corporate Governance Guidelines provide that our independent directors will meet with no Company management present during a portion of or after Board meetings on a regular basis but not fewer than two times per year. After each such executive or in-camera session, and as otherwise necessary, our Chairman of the Board provides our Chief Executive Officer with any actionable feedback from our independent directors.

The Board of Directors met five times in executive or in-camera session during the fiscal year ended December 31, 2024.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Scientific and Clinical Research Committee. Each of these committees has the composition described in the table below and the responsibilities described in the sections below. The Board of Directors has adopted a written charter for each committee of the Board of Directors which can be found on the “Investor Relations—Governance—Governance Documents” section of our corporate website www.diamedica.com and which each committee reviews and assesses on an annual basis. The Board of Directors from time to time may establish other committees.

The following table summarizes the current membership of each of our four Board committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific and Clinical Research Committee
Michael Giuffre, M.D.		Chair	●	●
Richard Kuntz, M.D., M.Sc.		●		Chair
Tanya Lewis		●	●	●
Daniel O’Connor	●		●
James Parsons	Chair
Rick Pauls
Richard Pilnik	●		Chair
Charles Semba, M.D.	●	●		●

Audit Committee

Responsibilities. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to our annual and quarterly financial statements filed with the SEC and any applicable securities regulatory authorities of the provinces and territories of Canada, our financial reporting process, our internal control over financial accounting and disclosure controls and procedures, the annual independent audit of our financial statements and the effectiveness of our legal compliance and ethics programs. The Audit Committee’s primary responsibilities include:

●	overseeing our financial reporting process, internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors;

●	having sole authority to appoint, oversee, evaluate, retain and terminate the engagement of our independent registered public accounting firm and establish the compensation to be paid to the firm;

●	reviewing and pre-approving all audit services and permissible non-audit services to be provided to us by our independent registered public accounting firm;

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establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

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overseeing our systems to monitor legal and ethical compliance programs, including the establishment and administration of (including the grant of any waiver from) a written code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

In addition to its primary responsibilities, the Audit Committee oversees DiaMedica’s systems to monitor compliance with legal and regulatory requirements, our Code of Business Conduct and Ethics, and our cybersecurity efforts.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Audit Committee are Mr. Parsons, Mr. O’Connor, Mr. Pilnik and Dr. Semba. Mr. Parsons is the Chair of the Audit Committee.

The Board of Directors has determined that each member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Nasdaq Listing Rules and the rules and regulations of the SEC and is “financially literate” as required by the Nasdaq Listing Rules. In addition, the Board of Directors has determined that each of Mr. Parsons and Mr. O’Connor qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Nasdaq Listing Rules as a result of, in Mr. Parson’s case, his extensive financial background and various financial positions he has held throughout his career, and in Mr. O’Connor’s case, his extensive executive leadership experience, including at Nasdaq-listed companies. Shareholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Audit Committee Report. This report is furnished by the Audit Committee of the Board of Directors with respect to DiaMedica’s consolidated financial statements for the year ended December 31, 2024.

One of the purposes of the Audit Committee is to oversee DiaMedica’s accounting and financial reporting processes and the audit of DiaMedica’s annual consolidated financial statements. DiaMedica’s management is responsible for the preparation and presentation of complete and accurate financial statements. DiaMedica’s independent registered public accounting firm, Baker Tilly US, LLP, is responsible for performing an independent audit of DiaMedica’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed DiaMedica’s audited consolidated financial statements for the year ended December 31, 2024 with DiaMedica’s management. Management represented to the Audit Committee that DiaMedica’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Baker Tilly US, LLP the matters required to be discussed under Public Company Accounting Oversight Board standards and Securities and Exchange Commission rules. The Audit Committee has received the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly US, LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Baker Tilly US, LLP its independence and concluded that the independent registered public accounting firm is independent from DiaMedica and DiaMedica’s management.

Based on the review and discussions of the Audit Committee described above, in reliance on the unqualified opinion of Baker Tilly US, LLP regarding DiaMedica’s audited consolidated financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that DiaMedica’s audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Audit Committee

James Parsons, Chair

Daniel O’Connor

Richard Pilnik

Charles Semba, M.D.

The information contained in the above Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under “Voting Proposal Two—Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration.”

Compensation Committee

Responsibilities. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to compensation of our Chief Executive Officer and other executive officers and administers our equity compensation plans. The Compensation Committee’s primary responsibilities include:

●	determining all compensation for our Chief Executive Officer and other executive officers;

●	administering our equity-based compensation plans;

●	reviewing, assessing and approving overall strategies for attracting, developing, retaining and motivating our management and employees;

●	overseeing the development and implementation of succession plans for our Chief Executive Officer and other key executive officers and employees;

●	reviewing, assessing and approving overall compensation structure on an annual basis; and

●	recommending and leading a process for the determination of non-employee director compensation.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Composition. The current members of the Compensation Committee are Dr. Giuffre, Ms. Lewis, Dr. Kuntz and Dr. Semba. Dr. Giuffre is the Chair of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under the Nasdaq Listing Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and otherwise independent under the rules and regulations of the SEC.

Processes and Procedures for Consideration and Determination of Executive Compensation. As described in more detail above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to determine any and all compensation payable to our executive officers, including annual salaries, short-term incentive compensation, long-term incentive compensation, perquisites and any and all other compensation, and to administer our equity-based compensation plans. The Compensation Committee has the full power and authority of the Board of Directors to perform these duties and to fulfill these responsibilities. Under the terms of its formal written charter, the Compensation Committee has the power and authority, to the extent permitted by applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has delegated to the Chief Executive Officer and Chief Financial Officer, and each of them individually, under DiaMedica’s Amended and Restated 2019 Omnibus Incentive Plan the authority to approve initial stock option grants to newly hired non-executive officer employees of DiaMedica and subject to DiaMedica’s Equity Grant Policy and additional conditions and limitations specified by the Compensation Committee. The Compensation Committee has not delegated any other of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

The Compensation Committee has engaged the services of Alpine Rewards, LLC, an independent compensation consultant, to assist the Compensation Committee in developing a comprehensive compensation strategy based upon compensation levels at benchmark companies for DiaMedica. The Compensation Committee used the information in this report, recommendations from Alpine Rewards, LLC and discussions with management, to establish a compensation strategy and set target compensation levels for officers and non-employee directors. The Compensation Committee retained Alpine Rewards, LLC in February 2024 to update its executive officer compensation analysis. In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers several factors, including the benchmarking information gathered by its compensation consultants, the achievement by DiaMedica of pre-established performance objectives, the general performance of DiaMedica and the individual officers, and other factors that may be relevant.

Final deliberations and decisions by the Compensation Committee regarding the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any executive officer of our Company.

Processes and Procedures for Consideration and Determination of Director Compensation. As mentioned above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to review and make recommendations to the Board of Directors concerning compensation for non-employee members of the Board of Directors, including but not limited to retainers, meeting fees, committee chair and member retainers and equity compensation. Decisions regarding director compensation made by the Compensation Committee are not considered final and are subject to final review and approval by the entire Board of Directors. In making recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors, the Compensation Committee considers fees and other compensation paid to directors of benchmark companies as gathered by its compensation consultant, Alpine Rewards; the number of Board and committee meetings that our directors are expected to attend; the duties and responsibilities of individual Board members; and other factors that may be relevant. In making final decisions regarding non-employee director compensation, the Board of Directors considers the same factors and the recommendation of the Compensation Committee.

Nominating and Corporate Governance Committee

Responsibilities. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to director nominations and corporate governance. The primary responsibilities of the Nominating and Corporate Governance Committee include:

●	identifying individuals qualified to become members of the Board of Directors, which includes reviewing and considering director nominees submitted by shareholders;

●	recommending director nominees for each annual general meeting of our shareholders and director nominees to fill any vacancies that may occur between general meetings of shareholders;

●	engaging in succession planning for the Board of Directors;

●

being aware of best practices in corporate governance matters and developing and recommending to the Board of Directors a set of corporate governance guidelines to govern the Board of Directors, its committees, DiaMedica and our employees;

●	recommending director diversity, retirement age, tenure and refreshment policies;

●	developing and overseeing an orientation process for new directors; and

●	developing and overseeing a periodic Board of Directors and Board committee evaluation process.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Nominating and Corporate Governance Committee are Dr. Giuffre, Ms. Lewis, Mr. O’Connor and Mr. Pilnik. Mr. Pilnik is the Chair of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” under the Nasdaq Listing Rules.

Scientific and Clinical Research Committee

Responsibilities. The primary responsibilities of the Scientific and Clinical Research Committee include:

●	reviewing the existing medical and scientific, state of the art, diagnostic and therapeutic trends for medical conditions that DiaMedica is pursuing or plans to pursue;

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reviewing with, and assisting when necessary, management in early- and late-stage clinical research and clinical trial plans and strategies, including statistical plans for group sequential analysis and/or adaptive clinical trials designs and identifying scientific advisory board members;

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reviewing with management the external clinical research structures, including any clinical research organizations, and critical adjudication committee membership and structure for current or planned clinical studies;

●	reviewing clinical research results to evaluate product cost-effectiveness and understanding reimbursement strategies;

●	reviewing periodically ongoing clinical research and clinical trial progress;

●	reviewing and providing guidance on publication strategies;

●

providing advice on interactions with regulatory bodies, especially the U.S. Food and Drug Administration, clinical principal investigators and clinical trial committees, and any employed clinical research organizations; and

●	providing summaries and guidance to the Board of Directors regarding the scientific and clinical research meeting activities of the Committee.

Composition. The current members of the Scientific and Clinical Research Committee are Dr. Giuffre, Dr. Kuntz, Ms. Lewis and Dr. Semba. Dr. Kuntz is the Chair of the Scientific and Clinical and Research Committee. The Board of Directors has determined that each member of the Scientific and Clinical Research Committee is an “independent director” under the Nasdaq Listing Rules.

Board and Committee Meetings

The Board of Directors met six times during the fiscal year ended December 31, 2024. The Audit Committee met four times; the Compensation Committee met five times; the Nominating and Corporate Governance Committee met four times; and the Scientific and Clinical Research Committee met three times during the fiscal year ended December 31, 2024.

Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Policy Regarding Director Attendance at Annual General Meetings of Shareholders

Directors are encouraged, but not required, to attend our Annual General Meetings of Shareholders. All of our then current directors attended the 2024 Annual General Meeting of Shareholders either in person, by telephone or by video conference.

Role of Board in Risk Oversight Process

Risk is inherent with every business. We face a number of risks, including regulatory, compliance, legal, competitive, financial, operational, political, cybersecurity, strategic and reputational risks.

Our management is responsible for the day-to-day management of risks faced by us, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to us. Our President and Chief Executive Officer, who is also a member of the Board of Directors, regularly discusses with the Board of Directors the strategies and risks facing our Company.

One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board administers this oversight function directly, with support from its four standing committees (the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Scientific and Clinical Research Committee), each of which addresses risks specific to its respective areas of oversight.

Director Qualifications and the Director Nomination Process

The Board of Directors seeks to ensure that the Board is composed of members whose particular expertise, experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. To this end, the Nominating and Corporate Governance Committee uses a board composition matrix which identifies the professional experience and skill sets represented on the current Board of Directors and compares them to the skill sets that the Nominating and Corporate Governance Committee believes are important to have represented among the directors at any given time in light of the Company’s current business, strategy, risks and opportunities. Any gaps become focus areas for director development or search efforts.

New director candidates are nominated by the Board after evaluation and recommendation by the Nominating and Corporate Governance Committee.

In identifying director candidates, the Nominating and Corporate Governance Committee and the Board take into account the following:

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the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board, or additional qualifications that may be required when selecting new Board members;

●	the requisite expertise and sufficiently diverse backgrounds of the Board’s overall membership composition;

●	the independence of outside directors and other possible conflicts of interest between existing and potential members of the Board; and

●	any other factors they consider appropriate.

Daniel O’Connor, who was appointed to the Board effective as of February 20, 2025, was identified and recommended to us by one of our third-party advisors. When considering director nominees, the Nominating and Corporate Governance Committee and the Board of Directors focuses primarily on the information discussed in director individual biographies, personal interviews and recommendations.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business and demonstrate the ability to attend and prepare for Board, committee, and shareholder meetings. Any candidate must provide a written statement, in advance, affirming his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board of Directors at a meeting of shareholders must follow the specified advance notice requirements and provide the specific information as required by our Articles and British Columbia’s Business Corporations Act (BCBCA). See additional information below under “Shareholder Proposals for 2026 Annual General Meeting of Shareholders.”

Board Diversity

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	finance experience;

●	relevant social policy concerns;

●	experience relevant to our industry;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of our operations;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and

●	any other relevant qualifications, attributes or skills.

The Board of Directors evaluates each individual, whether an incumbent director or a director candidate, based on their qualifications, judgment, attributes, background, experiences, perspectives and skills in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

We believe that a board of directors made up of highly qualified individuals from diverse backgrounds promotes better corporate governance, performance and effective decision-making. The Nominating and Corporate Governance Committee makes efforts to ensure that directors and officers have a wide range of skills, experiences and backgrounds to meet our needs. To support this objective, the Nominating and Corporate Governance Committee will, when seeking candidates for Board of Directors or executive positions, among other things, (a) consider candidates who are highly qualified based on their experience, functional expertise and personal skills and qualities; and (b) consider diversity criteria including gender and geographical background of the candidate.

As at the date of this proxy statement, one (14%) woman and two (29%) individuals who identify as racially or ethnically diverse serve on our Board of Directors. Additionally, Mr. Pilnik, one of our current directors, was born and grew up in São Paulo, Brazil, and speaks Portuguese and Spanish fluently.

The following describes the current diversity, age and tenure of the Board of Directors:

Board Tenure

As part of its director nomination process, the Nominating and Corporate Governance Committee considers director tenure, among other factors. The Nominating and Corporate Governance Committee believes it is important to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo. Accordingly, the Nominating and Corporate Governance Committee has an ongoing commitment to refreshment efforts to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge in order to promote the success of our business and represent shareholder interests. To this end, the Board of Directors has added three new directors during the past two years.

While three of our directors have tenures exceeding 10 years, one of these directors is our President and Chief Executive Officer, another one of these directors is leaving the Board upon expiration of his term at the Annual General Meeting, and the other has been a director for approximately 15 years and during such time has developed unique and valuable insights into our business that allow him to provide significant contributions and stability to the Board of Directors. Of our remaining five directors with tenures below 10 years, four of them have been directors for less than five years.

We believe that our average independent director tenure of 6.3 years reflects an appropriate mix of different perspectives brought by long serving and new directors.

New Director Orientation and Continuing Education

The Nominating and Corporate Governance Committee is responsible for developing and overseeing an orientation process for all new members of the Board of Directors. New directors are provided with access to our recent, publicly filed documents, technical reports and internal financial information and given copies of all Board of Director minutes and corporate governance materials. Directors are encouraged to ask questions and communicate with management, auditors, outside legal counsel and technical consultants to keep themselves current with industry trends and developments and changes in legislation.

Continuing director education also is an important compliance requirement to promote the competence and integrity of Board members. Our directors are encouraged to take part in relevant education programs offered by appropriate regulatory bodies.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the rules of the SEC promulgated thereunder and the Nasdaq Listing Rules. We monitor employee and director compliance with our Code of Business Conduct and Ethics through employee and director reporting. Violations may be reported to supervisors, the Chief Financial Officer or, alternatively, to the Chair of the Audit Committee via e-mail. We investigate all reported violations and discipline as appropriate. In the event that any changes are made or any waivers from the provisions of the Code of Business Conduct and Ethics are made, these events would be disclosed on our website or in a Current Report on Form 8-K filed with the SEC within four business days of such event.

Complaint Procedures

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by DiaMedica regarding accounting, internal accounting controls or auditing matters. These procedures provide for the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with our compliance officer, outside legal counsel or Audit Committee Chair.

Process Regarding Shareholder Communications with Board of Directors

Shareholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to DiaMedica’s Corporate Secretary, DiaMedica Therapeutics Inc., 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305 with an instruction to forward the communication to the Board of Directors or one or more particular directors. DiaMedica’s Corporate Secretary will promptly forward all such shareholder communications to the Board of Directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

Committee Charters and Other Governance Documents

The charters of all four of our standing Board committees and our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on the “Investor Relations—Governance” section of our corporate website www.diamedica.com. The Board reviews each of these documents on an annual basis. Printed copies of any of these documents are available upon written request directed to Corporate Secretary, DiaMedica Therapeutics Inc., 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

Overview. Our non-employee directors currently consist of Michael Giuffre, M.D., Richard Kuntz, M.D., M.Sc., Tanya Lewis, Daniel O’Connor, James Parsons, Richard Pilnik, and Charles Semba, M.D. We use a combination of cash and long-term equity-based incentive compensation in the form of annual stock option grants and either deferred stock units or restricted stock units in lieu of cash retainers to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation, we follow the process and procedures described under “Corporate Governance—Compensation Committee—Processes and Procedures for the Determination of Director Compensation.”

On May 22, 2024, the Board approved, upon recommendation of the Compensation Committee, the following changes to our Non-Employee Director Compensation Program:

●	A $4,000 annual cash retainer for members of the new Scientific and Clinical Research Committee and an $8,000 annual cash retainer for the Chair of the Scientific and Clinical Research Committee;

●	An increase in the annual equity award for non-employee directors from 0.06% to 0.075% of our outstanding common shares; and

●	An increase in the initial equity award for new non-employee directors from 0.12% to 0.15% of our outstanding common shares.

In recommending these changes, the Compensation Committee consulted with its independent compensation consultant, Alpine Rewards, LLC, and reviewed a competitive analysis prepared by Alpine Rewards that used the same peer group as used in reviewing our executive compensation program.

Cash Retainers. The following table sets forth the annual cash retainers paid to our non-employee directors during fiscal 2024:

Description	Annual Cash Retainer
Board Member	$40,000
Chairman of the Board	30,000
Audit Committee Chair	15,000
Audit Committee Member (Excluding Chair)	7,500
Compensation Committee Chair	10,000
Compensation Committee Member (Excluding Chair)	5,000
Nominating and Corporate Governance Committee Chair	8,000
Nominating and Corporate Governance Committee Member (Excluding Chair)	4,000
Scientific and Clinical Research Committee Chair	8,000
Scientific and Clinical Research Committee Member (Excluding Chair)	4,000

Annual Stock Options. Under the Non-Employee Director Compensation Program, each non-employee director each year is granted a stock option to purchase a number of common shares equal to 0.075% of our outstanding shares and the Chairman of the Board is granted an additional stock option to purchase a number of common shares equal to 0.02% of our outstanding shares, in each case rounding down to the nearest whole share. These annual stock options are granted effective as of June 1st each year. All of these stock options have a term of 10 years, a per share exercise price equal to 100% of the fair market value of a common share on the date of grant, and vest and become exercisable in four as nearly equal as possible quarterly installments over one year, and in each case so long as the non-employee director is a director of DiaMedica as of such date. Accordingly, on June 1, 2024, each of our then non-employee directors received an option to purchase 28,472 common shares at an exercise price equal to $2.90 per share and Mr. Pilnik as our then Chairman of the Board received an additional 7,593 common shares at an exercise price equal to $2.90 per share. These options expire on May 31, 2034.

Our Non-Employee Director Compensation Program also provides that each new non-employee director will be granted a stock option to purchase a number of common shares equal to 0.15% of our outstanding shares, rounding down to the nearest whole share, effective as of the new director’s first day as a director. This initial equity award is in lieu of an annual equity award for the first year of service. This initial stock option has a term of 10 years, a per share exercise price equal to 100% of the fair market value of a common share on the date of grant and vests and becomes exercisable in 12 as nearly equal as possible quarterly installments over three years, and in each case so long as the non-employee director is a director of DiaMedica as of such date.

Deferred Stock Units or Restricted Stock Units in Lieu of Annual Cash Retainers. We provide our non-employee directors the opportunity to elect to receive DSUs or RSUs in lieu of up to 100% of their annual cash retainers payable for services to be rendered as a non-employee director, chairman and chair or member of any board committee. Effective as of the first trading day of each year, each non-employee director who elected to receive DSUs or RSUs in lieu of all or a portion of such director’s annual cash retainers is be granted a DSU or RSU award under the 2019 Plan or any other shareholder-approved plan covering that number of shares as determined based on the following formula (rounding down to the nearest whole share):

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the aggregate dollar amount of the elected portion of the annual cash retainers that otherwise would have been payable to the non-employee director for services to be rendered as a non-employee director, Chairman of the Board and Chair or member of any Board committee during the year (or transition or other period, if applicable) based on such director’s Board committee memberships and Chair positions as of the date of grant, divided by

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the 10-trading day average closing sale price of our common shares, as reported by The Nasdaq Capital Market, and as determined on the third (3rd) trading day prior to the anticipated grant date of the award.

Such DSU and RSU awards vest in four as nearly equal as possible quarterly installments, on March 31, June 30, September 30 and December 31, (or prorated from the first date as a director in the case of new directors) in each case so long as the non-employee director is a director of DiaMedica as of such date. DSU awards are settled following a separation from service by such director and RSU awards are settled immediately upon vesting or, if earlier, the death of the director.

If a non-employee director who elected to receive a DSU or RSU award in lieu of all or a portion of such director’s annual cash retainers is no longer a director of DiaMedica before such director’s interest in all of the shares underlying the DSU or RSU award have vested, the director will forfeit his or her rights to receive all of such unvested shares on the day his or her status as a director of DiaMedica terminates. However, shares underlying the DSU or RSU award corresponding to the elected cash retainers for such quarter in which the director’s status changed will vest ratably for such quarter based on the number of days of service as a director of DiaMedica during such quarter.

If a non-employee director of DiaMedica who elected to receive a DSU or RSU award in lieu of his or her annual cash retainers becomes entitled to receive an increased or additional annual cash retainer during the year, the director will receive such increased or additional annual cash retainer in cash until the director makes his or her election for the following year. Conversely, if a non-employee director of DiaMedica who elected to receive a DSU or RSU award in lieu of such director’s annual cash retainers experiences a change in committee membership or Chair positions during the year, such that the aggregate amount of annual cash retainers for the year to which the director is entitled is less than the aggregate amount used to calculate the director’s most recent DSU or RSU award, the director will forfeit effective as of such change his or her rights to receive the corresponding portion of the shares underlying such DSU or RSU award; provided, however, that in the event the director elected to receive only a portion of his or her cash retainers in the form of a DSU or RSU award, the amount of cash retainers to be received will be reduced first. In addition, in the event shares underlying the DSU or RSU award are forfeited, the vesting of the DSU or RSU award will be revised accordingly as of the date of such change.

Director Compensation Table

The table below provides summary information concerning the compensation of each individual who served as a director of DiaMedica during the fiscal year ended December 31, 2024, other than Rick Pauls, our President and Chief Executive Officer, who was not compensated separately for serving on the Board of Directors during fiscal 2024. His compensation for serving as an executive officer is set forth under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	Stock Awards(4)(5)	All Other Compensation(6)	Total
Michael Giuffre, M.D.	$56,190	$59,210	$575	—	$115,975
Richard Kuntz, M.D.	45,516	59,210	427	—	105,153
Tanya Lewis	47,758	59,210	—	—	106,968
James Parsons	60,000	59,210	641	—	119,851
Richard Pilnik	85,500	75,001	910	—	161,411
Charles Semba, M.D.	55,258	59,210	281	—	114,749

(1)

The following directors elected to receive DSUs or RSUs in exchange for all or part of their cash retainers: Dr. Giuffre ($53,750 was paid in the form of 19,196 DSUs); Dr. Kuntz ($40,000 was paid in the form of 14,285 RSUs); Mr. Parsons ($60,000 was paid in the form of 21,428 DSUs); Mr. Pilnik ($85,000 was paid in the form of 30,357 DSUs); and Dr. Semba ($26,250 was paid in the form of 9,375 RSUs).

(2)

Amounts reflect the grant date fair value for option awards granted to each non-employee director computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

(3)

The following current directors held the following option awards as of December 31, 2024: Dr. Giuffre (28,472 options); Dr. Kuntz (28,472 options); Ms. Lewis (28,472 options); Mr. Parsons (28,472 options); Mr. Pilnik (36,065 options); and Dr. Semba (28,472 options).

(4)

Represents the difference between the grant date fair value of the DSUs or RSUs received by the director, using the grant date fair value of $2.83 per underlying share, and the dollar amount of retainers elected to be received in DSUs or RSUs, calculated using the average stock price of $2.80 per share as determined under the terms of our non-employee director compensation plan.

(5)

The following current directors held the following stock awards (all in the form of DSUs) as of December 31, 2024: Dr. Giuffre (DSU - 88,301); Dr. Kuntz (0); Ms. Lewis (0); Mr. Parsons (57,687); Mr. Pilnik (137,149) and Dr. Semba (0).

(6)	We do not provide perquisite and other personal benefits to our non-employee directors.

Indemnification

Our Articles provide that, subject to the BCBCA, we will indemnify a director or a former director (each an “eligible party”) and his or her heirs and legal representatives, against all eligible penalties to which such person is liable. DiaMedica must pay the expenses actually and reasonably incurred by such person in respect of any eligible proceeding either as they are incurred in advance of the final disposition of the proceeding or after the final disposition of a proceeding. Our Articles define an “eligible penalty” as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. Our Articles define an “eligible proceeding” as a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of DiaMedica: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

We entered into indemnification agreements with all of our directors, which are nearly identical to the indemnification agreements with our executive officers as described under “Executive Compensation—Executive Compensation Overview—Indemnification Agreements.”

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (Securities Act) may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Executive Compensation Overview

This section describes the compensation of the executive officers named in the Summary Compensation Table on page 47, which individuals consist of our President and Chief Executive Officer and the two most highly compensated executive officers for the year ended December 31, 2024:

●	Rick Pauls, our President and Chief Executive Officer (CEO);

●	Lorianne Masuoka, M.D., our Chief Medical Officer (CMO); and

●	Scott Kellen, our Chief Financial Officer and Corporate Secretary (CFO).

These executive officers are collectively referred to as our named executive officers, or NEOs.

When reading this Executive Compensation Overview, please note we are a smaller reporting company and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of SEC Regulation S-K. This Executive Compensation Overview is intended to supplement the SEC-required disclosure, which is included in this section, and it is not a Compensation Discussion and Analysis.

Compensation Philosophy

The Compensation Committee generally targets executive compensation at the 50th percentile of our peer group, as discussed below under “—Elements of Our Executive Compensation Program.”

Use of Market Data

We strive to compensate our executive officers competitively relative to other companies that are similar to us in market capitalization, revenue, number of employees and stage of clinical development. To ensure reasonableness and competitiveness of our executive compensation packages relative to our peer companies, the Compensation Committee evaluates our peer group with the aid of our independent compensation consultant and with input from management.

The peer group used to help determine 2024 compensation was approved by the Compensation Committee in December 2023 and includes the following 18 companies:

Annovis Bio, Inc.	Applied Therapeutics, Inc.	Athira Pharma, Inc.
BioVie Inc.	Clene Inc.	Fulcrum Therapeutics, Inc.
Galectin Therapeutics Inc.	GlycoMimetics, Inc.	Immunic, Inc.
Kezar Life Sciences, Inc.	Longboard Pharmaceuticals, Inc.	Matinas BioPharma Holdings, Inc.
MediciNova, Inc.	Ovid Therapeutics Inc.	Soleno Therapeutics, Inc.
Spruce BioSciences, Inc.	Vigil Neuroscience, Inc.	Zynerba Pharmaceuticals, Inc.

Data from this peer group, therefore, was considered in the compensation benchmarking process as one input in helping us determine appropriate pay levels for our executives.

Use of Consultants

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management. The Compensation Committee has retained Alpine Rewards, LLC to conduct executive officer and non-employee director compensation analyses every other year. Alpine Rewards, LLC did not provide any services to our Company other than those for which it was retained by the Compensation Committee.

Elements of Our Executive Compensation Program

During 2024, our executive compensation program consisted of several key elements, which are described in the table below, along with the key characteristics of, and the purpose for, each element and key 2024 changes.

Element	Key Characteristics	Purpose	Key 2024 Changes
Base Salary (Fixed, Cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	Our CEO received a base salary increase of 5% and our CFO received a base salary increase of 6%. Our CMO joined DiaMedica in January 2024 and her base salary was set at $425,000.
Short-Term Incentive (STI) (Variable, Cash)	A variable, short-term element of compensation that is payable in cash based on achievement of key pre-established annual corporate objectives, and for certain executives, individual goals.	Motivates and rewards our executives for achievement of annual corporate and other objectives.

The target incentive percentage under our short-term incentive plan for 2024 was 50% of base salary for our CEO and 40% of base salary for our CFO, which were unchanged from last year. The target incentive percentage for our new CMO was set at 40% of base salary.

Long-Term Incentives (LTI) (Variable, Equity-Based Awards)	A variable, long-term element of compensation that is provided in the form of time-vested stock option awards.	Aligns the interests of our executives with our shareholders; encourages our executives to focus on our long-term performance; promotes retention; and encourages significant share ownership.

Our NEOs received stock option awards, with 25% vesting on the one-year anniversary of the grant date and the remaining 75% vesting in 12 equal quarterly installments thereafter. The awards for our CEO and CFO were annual awards; whereas, the award for our CMO was a new hire award.

Retirement Benefits	A defined contribution retirement plan with a discretionary company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No changes.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in 2024. The compensation paid to our named executive officers is governed, in part, by written employment agreements with them, which are described below under “—Employment Agreements.” The named executive officers also have termination and change in control benefits as set forth in their respective employment agreements. See “—Post-Termination Severance and Change in Control Arrangements.”

Pay for Performance and Pay Mix

We seek to motivate management to achieve corporate objectives and increase shareholder value through incentive plans that reward higher performance with increased incentive payouts and hold management accountable for performance that falls below targeted levels by paying reduced or no incentive payouts. Accordingly, in general, our executive compensation program emphasizes variable, at-risk, pay elements as a significant portion of each executive’s total compensation package.

The breakdown of variable, at-risk, pay (broken out between target short-term incentives and actual long-term incentives) compared to fixed pay (i.e., base salary) reported for 2024 in the Summary Compensation Table for our CEO and the average for our other named executive officers is as follows:

Base Salary

We provide a base salary for our named executive officers, which is not subject to Company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year. The base salaries set for our named executive officers are intended to provide a steady income regardless of share price performance, allowing executives to focus on both near-term and long-term goals and objectives without undue reliance on short-term share price performance or market fluctuations.

We initially fix base salaries for our executives at a level that we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. The Compensation Committee reviews and approves any increases in base salaries for our named executive officers.

The base salary for each of our named executive officers for 2024 compared to 2023 is as follows:

Name	2024	2023	% Change from Fiscal 2023
Rick Pauls	$600,000	$573,000	5%
Lorianne Masuoka, M.D.	425,000	N/A	N/A
Scott Kellen	380,000	357,000	6%

In March 2024, the Compensation Committee approved base salary increases of approximately 5% for our CEO and 6% for our CFO. Our CMO was appointed in January 2024. The base salary increases for our CEO and CFO were intended to provide for cost-of-living adjustments and bring their base salaries closer to our target positioning in our peer group.

Annual Short-Term Incentive Compensation

In addition to base compensation, we provide our named executive officers the opportunity to earn short-term incentive (STI) compensation based on the achievement of certain annual corporate and individual performance goals. Our STI program directly aligns the interests of our executive officers and shareholders by providing an incentive for the achievement of key corporate and individual performance objectives that are critical to the success of our Company and linking a significant portion of each executive’s annual compensation to the achievement of such objectives.

Under the 2024 STI program, each named executive officer had a target incentive percentage that was a percentage of their base salary.

Name	Percentage of Base Salary
Rick Pauls	50%
Lorianne Masuoka, M.D.	40%
Scott Kellen	40%

2024 STI payouts were based primarily on corporate objectives, which had a 75% weighting, and to a lesser extent, individual objectives, which had a 25% weighting. The corporate objectives related to our ReMEDy2 trial, manufacturing, and raising additional capital, and were determined by the Compensation Committee to have been achieved at 76.4% of target. The individual objectives varied by executive and related to our ReMEDy2 trial, manufacturing, developing people and organization, evidence development for our product candidate DM199, accounting and financial reporting, and partnering activities. The individual objectives were determined by the Compensation Committee to have been achieved at 100% of target for our CEO, 40% of target for our CMO and 80% of target for our CFO.

The following sets forth each executive’s target bonus opportunity and actual STI payout for 2024:

Officer Name and Position	2024 Base Salary	Target Incentive Percentage of Base Salary	Target Bonus Opportunity(1)	2024 Actual Payout(1)
Rick Pauls	$600,000	50%	$300,000	$306,975
Lorianne Masuoka, M.D.	425,000	40%	161,309	116,667
Scott Kellen	380,000	40%	152,000	147,934

(1)	Dr. Masuoka’s 2024 target bonus opportunity and actual payout were prorated for her January 22, 2024 start date.

2024 actual payouts reflected the following discretionary upward adjustments for the following NEOs to recognize their significant efforts in advancing the Company’s preeclampsia program and the recent protocol amendment to the ReMEDy2 trial: Mr. Pauls – 20% or $60,000 adjustment, resulting in an actual bonus of 102.3% of target; Dr. Masuoka – 5% or $8,066 adjustment, resulting in an actual bonus of 72.3% of target; and Mr. Kellen – 20% or $30,400 adjustment, resulting in an actual bonus of 97.3% of target.

Long-Term Equity-Based Incentive Compensation

The long-term equity-based incentive compensation component consists of stock options granted under the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan, and sometimes, in the case of Dr. Masuoka’s new hire grant, under the DiaMedica Therapeutics Inc. 2021 Employment Inducement Incentive Plan. Long-term equity-based incentives are intended to comprise a significant portion of each executive’s compensation package, consistent with our executive compensation objective to align the interests of our executives with the interests of our shareholders.

The Compensation Committee believes that stock options effectively incentivize executives to maximize Company performance over the long-term, as the value of awards is directly tied to an appreciation in the value of our common shares. Stock options also provide an effective retention mechanism because of vesting provisions. An important objective of our long-term equity-based incentive program is to strengthen the relationship between the long-term value of our common shares and the potential financial gain for our executives. Stock options provide recipients with the opportunity to purchase our common shares at a price fixed on the grant date regardless of future market price. Because stock options become valuable only if the share price increases above the exercise price and the option holder remains employed during the period required for the option to vest, they provide an incentive for an executive to remain employed. In addition, stock options link a portion of an executive’s compensation to the interests of our shareholders by providing an incentive to achieve corporate goals and increase the market price of our common shares over time.

The table below sets forth the stock options that we granted to our named executive officers in 2024, which options vest with respect to 25% of the underlying common shares on the one-year anniversary of the grant date, and with respect to the remaining 75% of the underlying common shares in 12 as nearly equal as possible quarterly installments commencing after the one-year anniversary of the grant date:

Name	Grant Date	Grant Date Fair Value	Number of Shares Underlying Options	Exercise Price
Rick Pauls	06/01/24	$633,510	300,000	$2.90
Lorianne Masuoka, M.D.	01/22/24	637,260	285,000	2.79
Scott Kellen	06/01/24	274,521	130,000	2.90

The number of stock options granted to our executives was determined based on a percent of outstanding Company common shares analysis as opposed to a value analysis. Dr. Masuoka’s option grant was a new hire grant which typically represents a greater number of shares than an individual’s annual equity award.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We maintain an equity grant policy. With respect to the timing equity awards, it is our policy to grant annual equity awards with a grant date of June 1st of each year and to grant new hire awards effective as of the 15th day of the month after the later of: the new hire employee’s first date of employment or the approval of the award by the Compensation Committee. Under our equity grant policy, an employee who received a new hire equity award within three months prior to our fiscal year end (December 31) (received a new equity award on or after October 1st) will not be eligible for an annual equity award during the following fiscal year and an employee who received a new hire equity award more than three months prior to our fiscal year end (received a new equity award prior to October 1st but on or after January 1st of that same year) will be eligible for a prorated annual equity award during the following fiscal year based on the employee’s hire date and our fiscal year end date. Our equity grant policy also provides that to the extent practicable, the Compensation Committee will not grant stock options or other equity-based incentive awards in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such report, and will instead grant the stock options or other equity-based awards on the second business day after the filing or furnishing of such report.

All Other Compensation

It is generally our policy not to extend perquisites to our executives that are not available to our employees generally. Our executives receive benefits that are also received by our other employees, including participation in the DiaMedica USA, Inc. 401(k) Plan and health, dental, disability and life insurance benefits.

Employment Agreements

We typically enter into employment agreements with our executive officers, which provide for an annual base salary, subject to periodic reviews, incentive based compensation, equity-based compensation and benefits, in each case as determined by the Board of Directors (or a committee thereof) from time to time. The agreements contain standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions. The agreements also contain standard severance and change in control provisions which are described under “—Post-Termination Severance and Change in Control Arrangements.”

Post Termination Severance and Change in Control Arrangements

Severance Arrangements. Under the terms of the employment agreements with our executive officers, if we terminate the executive’s employment without “cause”, the executive will be entitled to: (i) salary continuation payments for 12 months in the case of Mr. Pauls and nine months in the case of each of the other executives, (ii) Consolidated Omnibus Budget Reconciliation Act (COBRA) premium reimbursement during the salary continuation period, (iii) a pro rata portion of the executive’s target annual bonus for the year of termination, and (iv) immediate acceleration of all or a portion of the executive’s equity awards. These severance benefits are subject to the executive executing a separation agreement and release of claims. “Cause” is defined in the employment agreements as: (i) gross negligence or willful failure to perform the executive’s duties and responsibilities to DiaMedica; (ii) commission of any act of fraud, theft, embezzlement, financial dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to DiaMedica; (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude; (iv) material breach by the executive of any of their obligations under the agreement or any written agreement or covenant with DiaMedica, including the policies adopted from time to time by DiaMedica applicable to all executives, that has not been cured within 30 days of notice of such breach; or (v) we terminate the employment of the executive in connection with a liquidation, dissolution or winding down of DiaMedica. We believe that the form and amount of these severance benefits are fair and reasonable to both DiaMedica and our executives. The Compensation Committee reviews our severance arrangements periodically to ensure that they remain necessary and appropriate.

Change in Control Arrangements. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in the 2019 Plan and executive employment agreements. These arrangements are designed to incentivize our executives to remain with our Company in the event of a change in control or potential change in control.

Under the terms of the 2019 Plan, subject to the terms of the applicable award agreement or an individual agreement between DiaMedica and a participant, upon a change in control, the Board of Directors may, in its discretion, determine whether some or all outstanding options and stock appreciation rights shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and restricted stock unit awards shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Board of Directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our common shares subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us or a combination of both cash and such shares of stock.

Under the terms of the employment agreements, if we terminate the executive’s employment without “cause” or the executive terminates their employment with “good reason” in connection with or within 12 months after a “change in control,” the executive will be entitled to: (i) salary continuation payments for 18 months in the case of Mr. Pauls and 12 months in the case of each of the other executives, (ii) COBRA premium reimbursement during the salary continuation period, (iii) a pro rata portion of their target annual bonus for the year of termination, and (iv) immediate acceleration of all or a portion of their equity awards. These severance benefits are subject to the executive executing a separation agreement and release of claims.

“Good reason” is defined in the employment agreements as the executive’s resignation within 30 days following the expiration of any cure period following the occurrence of one or more of the following, without the executive’s express written consent: (i) a material reduction of the executive’s duties, authority, reporting level, or responsibilities, relative to their duties, authority, reporting level, or responsibilities in effect immediately prior to such change in control; (ii) a material reduction in the executive’s base compensation; or (iii) DiaMedica’s requiring of the executive to change the principal location at which the executive is to perform services by more than 50 miles.

“Change in control” is defined in the employment agreements as the occurrence of any of the following: (i) the acquisition, other than from us, by any individual, entity or group of beneficial ownership of 50% or more of either our then outstanding common shares or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) the consummation of a reorganization, merger or consolidation of DiaMedica, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of our common shares and voting securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, of then outstanding common shares and the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or (iii) the sale or other disposition of all or substantially all of our assets.

We believe these change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful risk that DiaMedica may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our Company, might consider seeking employment alternatives to be less risky than remaining with our Company through the transaction. We believe that the form and amount of these change in control benefits are fair and reasonable to both our Company and our executives. The Compensation Committee periodically reviews our change in control arrangements to ensure that they remain necessary and appropriate.

Clawback Policy

In 2023, we adopted our clawback policy to provide for a mandatory clawback of incentive compensation paid to current and former executives under certain circumstances in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly and resulted in a financial restatement. This policy complies with applicable SEC and Nasdaq rules.

Indemnification Agreements

We have entered into indemnification agreements with all of our executive officers. The indemnification agreements are governed exclusively by and construed according to the substantive laws of the BCBCA, without regard to conflicts-of-laws principles that would require the application of any other law, and provide, among other things, for indemnification, to the fullest extent permitted by law and our Articles, against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding. We will be obligated to pay these amounts only if the executive acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our Company and, in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The indemnification agreements provide that the executive will not be indemnified and expenses advanced with respect to an action, suit or proceeding initiated by the executive unless (i) so authorized or consented to by the Board of Directors or DiaMedica has joined in such action, suit or proceeding or (ii) the action, suit or proceeding is one to enforce the executive’s rights under the indemnification agreement. Our indemnification and expense advance obligations are subject to the condition that an appropriate person or body not party to the particular action, suit or proceeding shall not have determined that the executive is not permitted to be indemnified under applicable law. The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance.

Summary Compensation Table

The table below provides summary information concerning all compensation awarded to, earned by or paid to our named executive officers during our 2024 and 2023 fiscal years. Mr. Pauls is also a director of DiaMedica but did not receive any compensation related to his role as a director.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non- Equity Incentive Plan Compen- sation(3)	All Other Compen- sation(4)	Total
Rick Pauls	2024	$593,250	$—	$633,510	$306,975	$17,250	$1,550,985
President and Chief Executive Officer	2023	562,000	—	396,553	239,958	16,650	1,215,161

Lorianne Masuoka, M.D.(5)	2024	403,277	—	637,260	116,667	17,106	1,174,310
Chief Medical Officer

Scott Kellen	2024	374,250	—	274,521	147,934	17,250	813,955
Chief Financial Officer and Secretary	2023	352,750	—	146,790	116,025	16,650	632,215

(1)

We generally do not pay discretionary bonuses. Our annual cash bonuses which are typically based on performance and measured against pre-established performance goals are reported in the “Non-Equity Incentive Plan Compensation” column.

(2)

Amounts reflect the full grant-date fair value of stock options granted during the applicable year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value is determined based on the Black-Scholes option pricing model. The table below sets forth the specific assumptions used in the valuation of each such option award:

Grant Date	Grant Date Fair Value Per Share	Risk Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield
06/01/2024	$2.11	4.00%	5.7 years	102.5%	—
01/22/2024	$2.24	4.50%	5.5 years	87.1%	—
06/01/2023	$1.94	2.93%	5.6 years	102.9%	—

There can be no assurance that unvested awards will vest and, absent vesting and exercise, no value will be realized by the executive for the award.

(3)

Amounts reported represent awards earned for that year under our annual short-term incentive plan but paid during the following year. See “—Executive Compensation Overview—Annual Short-Term Incentive Compensation.”

(4)	The amounts shown in the “All Other Compensation” column for fiscal 2024 include the following with respect to each named executive officer:

Name	401(k) Match	Health Savings Account Contribution	Total
Rick Pauls	$13,800	$3,450	$17,250
Lorianne Masuoka, M.D.	13,800	3,306	17,106
Scott Kellen	13,800	3,450	17,250

(5)	Ms. Masuoka was appointed as our Chief Medical Officer effective January 22, 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table presents for each named executive officer information regarding outstanding equity awards held as of December 31, 2024.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Rick Pauls
Stock Options	67,500	—	(CAD$) 3.00	12/01/2025
	42,500	—	(CAD$) 5.20	11/28/2026
	42,500	—	(CAD$) 6.40	06/19/2027
	33,500	—	(CAD$) 11.20	04/17/2028
	264,000	—	(US$) 4.60	06/23/2029
	56,000	—	(US$) 4.64	05/31/2030
	142,188	32,813	(US$) 5.00	07/27/2031
	110,625	66,375	(US$) 2.45	05/31/2032
	67,875	113,125	(US$) 2.73	05/31/2033
	—	300,000	(US$) 2.90	05/31/2034
DSUs					1,749	(US$) 9,497

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Lorianne Masuoka, M.D.
Stock Options	—	285,000	(US$) 2.79	01/21/2034

Scott Kellen
Stock Options	50,250	—	(CAD$) 11.20	04/17/2028
	99,750	—	(US$) 4.60	06/23/2029
	35,000	—	(US$) 4.64	05/31/2030
	48,750	11,250	(US$) 5.00	07/27/2031
	37,500	22,500	(US$) 2.45	05/31/2032
	25,125	41,875	(US$) 2.73	05/31/2033
	—	130,000	(US$) 2.90	05/31/2034

(1)

The stock options that remained unvested as of December 31, 2024 generally vest monthly or quarterly and may be accelerated under certain circumstances, including if the recipient’s employment or service relationship with our Company is involuntarily terminated.

(2)	All stock options have a 10-year term but may terminate earlier if the recipient’s employment or service relationship with our Company terminates.

(3)	All DSU awards are settled after the holder’s employment or service relationship with our Company terminates.

(4)

The market value of DSU awards that have not been settled as of December 31, 2024 is based on the closing sale price of our common shares as reported by The Nasdaq Capital Market on December 31, 2024 ($5.43).

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our named executive officers, within the meaning of such rules, and certain financial performance measures of our Company.

The table below provides information regarding compensation actually paid to our CEO who is our principal executive officer (PEO), and the average compensation actually paid to our other non-PEO named executive officers, during each of the past three fiscal years, as well as total shareholder return and net income (loss) for each of the past three fiscal years.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation actually Paid to Non-PEO NEOs(5)(6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(7)	Net Income (Loss)(8)
2024	$1,550,985	$2,441,991	$994,133	$1,381,183	$342	$(24,381)
2023	1,215,161	1,424,344	587,222	707,892	74	(19,381)
2022	1,080,607	534,244	784,132	507,196	41	(13,676)

(1)	Amounts reported represent the Summary Compensation Table total for our CEO for each of the years presented. See “Executive Compensation – Summary Compensation Table.”

(2)

Amounts reported represent “compensation actually paid” to our CEO for each of the years presented. The dollar amounts in this column do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year.

(3)	Compensation actually paid to our PEO consists of the following amounts deducted from or added to the Summary Compensation Table total for our CEO for each of the years presented:

Rick Pauls
Summary Compensation Table Total for 2024	$1,550,985
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	(633,510)
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	1,113,890
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	379,163
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	31,462
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2024	2,441,990

Summary Compensation Table Total for 2023	$1,215,161
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	(396,553)
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	387,114
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	139,587
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	79,035
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2023	1,424,344

Summary Compensation Table Total for 2022	$1,080,607
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	(343,819)
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	147,914
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(266,518)
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	(83,940)
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2022	534,244

(a)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	Represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(c)	Represents the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(d)

Represents the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(e)	Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year.

Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of option awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the Black-Scholes option pricing model, the assumptions of which are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(4)

Average Summary Compensation Table total for non-PEO named executive officers reflects the average Summary Compensation Table total for Dr. Masuoka and Mr. Kellen for 2024; for Mr. Kellen, Julie Daves and Kirsten Gruis, M.D. for 2023; and for Mr. Kellen and Dr. Gruis for 2022.

(5)

The amounts in this column represent the average compensation actually paid to the non-PEO named executive officers for each of the years presented. The dollar amounts in this column do not reflect the actual amount of compensation earned by or paid to our non-PEO named executive officers during the applicable year.

(6)

Average compensation actually paid to our non-PEO named executive officers consists of the following amounts deducted from or added to the Summary Compensation Table total for each of the years presented:

Average for Non-PEO Named Executive Officers
Summary Compensation Table Total for 2024	$994,133
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	(455,891)
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	770,451
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	67,155
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	5,335
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2024	1,381,183

Summary Compensation Table Total for 2023	$587,222
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	(137,296)
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	134,028
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	81,901
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	42,037
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2023	707,892

Summary Compensation Table Total for 2022	$784,132
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	(302,169)
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	75,730
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(36,824)
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	(13,673)
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2022	507,196

(a)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	Represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(c)	Represents the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(d)

Represents the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(e)	Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year.

Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of option awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the Black-Scholes option pricing model, the assumptions of which are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(7)	The total shareholder return is calculated by the difference between our common share price at the end of the measurement period by our common share price at the beginning of the measurement period.

(8)	Amounts reported represent the amount of net loss reflected in our audited consolidated financial statements for the applicable year and is presented in thousands.

Pay Versus Performance Relationship

In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table above.

As demonstrated by the following graph, there is a high degree of correlation between the amount of compensation actually paid to our NEOs and our cumulative total shareholder return (TSR) over the three years presented in the table. The alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards, the value of which is driven by our share price.

The amount of compensation actually paid to our NEOs has increased year-over-year during the last three years despite simultaneous increases in our net loss. This is a result of year-over-year increases in our stock price during the last three years, which increased the compensation actually paid to our NEOs, despite simultaneous increases in our net loss.

The information contained in the “Pay Versus Performance Disclosure” section above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Employee Benefit and Stock Plans

Amended and Restated 2019 Omnibus Incentive Plan

The DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (the “2019 Plan”) was adopted by the Board of Directors on March 13, 2024 and approved by our shareholders on May 22, 2024. Subject to adjustment (as described below), the maximum number of our common shares authorized for issuance under the 2019 Plan is 7,000,000 shares. Awards may be granted to employees, non-employee directors and consultants of DiaMedica or any of our subsidiaries. The 2019 Plan permits us to grant non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards, and other stock based awards. Unless sooner terminated by the Board of Directors, the 2019 Plan will terminate at midnight on May 21, 2029. No award will be granted after termination of the 2019 Plan, but awards outstanding upon termination of the 2019 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2019 Plan.

2021 Employment Inducement Plan

The DiaMedica Therapeutics Inc. 2021 Employment Inducement Plan was adopted by the Board of Directors on December 3, 2021 to facilitate the granting of equity awards as an inducement material to new employees joining DiaMedica. The Employment Inducement Plan was adopted without shareholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and is administered by the Compensation Committee.

The Board of Directors reserved 1,000,000 common shares for issuance under the Employment Inducement Plan, which permits the grant of options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based awards, to eligible recipients. The only persons eligible to receive awards under the Inducement Plan are individuals who are new employees and satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4) or 5635(c)(3), as applicable.

Prior Stock Option Plan

The DiaMedica Therapeutics Inc. Amended and Restated Stock Option Plan (Option Plan) was adopted by the Board of Directors on September 30, 2018 and by our shareholders on November 6, 2018. The Option Plan was terminated with respect to future grants upon the approval by the shareholders of the 2019 Plan. Options outstanding under the Option Plan remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Option Plan.

Subject to the discretion of the Board of Directors, where a person ceases to be an eligible participant under the Option Plan, other than by reason of death or in the event of termination for cause, options granted to participants will cease to be exercisable on the earlier of the expiry date and 90 days after the date of termination. Subject to the discretion of the Board of Directors, if a participant is terminated for cause, all options received will terminate and cease to be exercisable upon such termination.

In the event of any change in our outstanding common shares by reason of any stock dividend, split, recapitalization, reclassification, amalgamation, merger, consolidation, combination or exchange of shares or distribution of rights to holders of shares or any other form of corporate reorganization whatsoever, an equitable adjustment will be made to the share limits in the Option Plan and any options then outstanding and the exercise price in respect of such options.

Prior Deferred Share Unit Plan

The DiaMedica Therapeutics Inc. Deferred Share Unit Plan (DSU Plan) was adopted by the Board of Directors on August 25, 2011 and by our shareholders on September 22, 2011. The DSU Plan was terminated with respect to future grants upon the approval by the shareholders of the 2019 Plan. DSU awards outstanding under the DSU Plan remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the DSU Plan. All DSU awards held by a recipient settle and the shares underlying such awards become issuable only after the termination of the recipient’s employment or other service with DiaMedica.

Anti-Hedging and Pledging Policy

DiaMedica has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if officers, directors and employees engage in certain types of transactions in DiaMedica’s securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of DiaMedica’s equity securities. Therefore, DiaMedica’s Insider Trading Policy provides that officers, directors and employees must comply with the following policies with respect to certain transactions in DiaMedica’s securities:

●

Short Sales. Short sales of DiaMedica’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in DiaMedica or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve DiaMedica’s performance. For these reasons, short sales of DiaMedica’s securities are prohibited.

●

Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of DiaMedica’s common shares and therefore creates the appearance that an officer, director or employee is trading based on inside information. Transactions in options also may focus an officer’s, director’s or employee’s attention on short-term performance at the expense of DiaMedica’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving DiaMedica’s equity securities, on an exchange or in any other organized market, are prohibited.

●

Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer, director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director or employee may no longer have the same objectives as DiaMedica’s other shareholders. Therefore, such transactions involving DiaMedica’s equity securities are prohibited.

●

Purchases of DiaMedica’s Securities on Margin; Pledging DiaMedica’s Securities to Secure Margin or Other Loans. Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase DiaMedica’s securities (other than in connection with a cashless exercise of stock options through a broker under DiaMedica’s equity plans). Margin purchases of DiaMedica’s securities are prohibited. Pledging DiaMedica’s securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that directors, officers and employees cannot hold DiaMedica’s securities in a “margin account.”

The information contained in this “Anti-Hedging and Pledging Policy” section shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Introduction

Below under “—Description of Related Party Transactions” is a description of transactions that have occurred during the past two fiscal years, or any currently proposed transactions, to which we were or are a participant and in which:

●	the amounts involved exceeded or will exceed the lesser of: $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

●

a related person (including any director, director nominee, executive officer, holder of more than five percent of our common shares or any member of their immediate family) had or will have a direct or indirect material interest.

Description of Related Party Transactions

Insider Stock Purchases

On June 25, 2024, we issued and sold an aggregate 4,720,000 common shares pursuant to a securities purchase agreement at a purchase price of $2.50 per share in a private placement. As a result of the offering, we received gross proceeds of $11.8 million, which resulted in net proceeds to us of approximately $11.7 million, after deducting the offering expenses. The following beneficial owners of more than five percent of our common shares participated in the private placement:

Beneficial Owner	Total Purchase Price	Number of Common Shares Purchased
TomEnterprise AB	$3,000,000	1,200,000
Trill AB	3,000,000	1,200,000

In connection with the June 2024 private placement, we entered into a registration rights agreement with the investors pursuant to which we agreed to file with the SEC a registration statement registering the resale of the shares sold in the June 2024 private placement. This resale registration statement was filed with the SEC on July 10, 2024 and declared effective by the SEC on July 18, 2024. Under the terms of the registration rights agreement, we agreed to keep this resale registration statement effective at all times until the shares are no longer considered “Registrable Securities” under the registration rights agreement and if we fail to keep the resale registration statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to the investors in an amount of up to 10% of the invested capital, excluding interest. We also agreed, among other things, to indemnify the selling holders under the resale registration statement from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the registration rights agreement.

On June 21, 2023, we issued and sold an aggregate 11,011,406 common shares pursuant to a securities purchase agreement at a purchase price of $3.40 per share, or $3.91 per share in the case of our participating directors and officers, in a private placement. As a result of the offering, we received gross proceeds of $37.5 million, which resulted in net proceeds to us of approximately $36.1 million, after deducting the offering expenses.

The following directors, officers and beneficial owners holding more than five percent of our common shares participated in the private placement:

Director/Officer/ Beneficial Owner	Total Purchase Price	Number of Common Shares Purchased
Richard Pilnik	$150,000	38,363
Rick Pauls	50,000	12,787
Michael Giuffre, M.D.	254,150	65,000
Charles Semba, M.D.	50,000	12,787
Scott Kellen	39,100	10,000
David Wambeke	150,000	38,364
Trill AB	4,999,999	1,470,588
TomEnterprise AB	4,999,999	1,470,588
NFS/FMTC Roth IRA FBO Richard Jacinto II	6,999,998	2,058,823

In connection with the June 2023 private placement, we entered into a registration rights agreement with the investors pursuant to which we agreed to file with the SEC a registration statement registering the resale of the shares sold in the June 2023 private placement. The resale registration statement was filed with the SEC on June 30, 2023 and declared effective by the SEC on July 7, 2023. The registration rights agreement is substantially similar to the registration rights agreement from the June 2024 private placement described above.

On April 10, 2023, in conjunction with his appointment as Chief Business Officer of DiaMedica, Mr. David Wambeke purchased 468,750 of our common shares at an aggregate purchase price of $750,000, or $1.60 per share.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide, among other things, for indemnification, to the fullest extent permitted by law and our Articles, against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding. The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance.

DiaMedica has not identified any arrangements or agreements relating to compensation provided by a third party to DiaMedica’s directors or director nominees in connection with their candidacy or board service as required to be disclosed pursuant to Nasdaq Rule 5250(b)(3).

Policies and Procedures for Related Party Transactions

The Board of Directors has delegated to the Audit Committee, pursuant to the terms of a written policy and the formal written charter of the Audit Committee, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit Committee to take an action with respect to a proposed related party transaction, the Board of Directors or another committee, may approve or ratify it. No member of the Board of Directors or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

Our policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries and affiliates) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10 percent beneficial owner of another entity).

Prior to entering into or amending any related party transaction, the party involved must provide notice to our Chief Financial Officer of the facts and circumstances of the proposed transaction, including:

●	the related party’s relationship to us and his or her interest in the transaction;

●

the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

●	the purpose and benefits of the proposed related party transaction with respect to us;

●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the Chief Financial Officer determines the proposed transaction is a related party transaction in which the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction will be submitted to the Audit Committee for consideration. In determining whether to approve a proposed related party transaction, the Audit Committee, or where submitted to the Chair of the Audit Committee, the Chair of the Audit Committee, will consider, among other things, the following:

●	the purpose of the transaction;

●	the benefits of the transaction to us;

●

the impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;

●	the availability of other sources for comparable products or services;

●	the terms of the transaction; and

●	the terms available to unrelated third parties or to employees generally.

Under our policy, certain related party transactions as defined under our policy will be deemed to be pre-approved by the Audit Committee and will not be subject to these procedures.

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL
GENERAL MEETING OF SHAREHOLDERS

Shareholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials relating to the 2026 Annual General Meeting of Shareholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on November 28, 2025, unless the date of the 2026 Annual General Meeting of Shareholders is delayed by more than 30 calendar days. The proposals must satisfy the requirements of the proxy rules promulgated by the SEC and as the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any other shareholder proposals to be presented at the 2026 Annual General Meeting of Shareholders (other than a matter brought pursuant to SEC Rule 14a-8) must be given in writing to our Corporate Secretary and must be delivered to or mailed and received at our registered office no later than the close of business on the date that is three months before the anniversary of the previous year’s annual reference date, such date being February 15, 2026. The proposals must satisfy the requirements of the BCBCA. Subject to the BCBCA, a registered owner or beneficial owner of one or more shares that carry the right to vote at general meetings and who has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least two years may submit to us a notice of any matter that the person wishes to have considered at our next annual general meeting.

A shareholder wishing to nominate a candidate for election to the Board of Directors at the 2026 Annual General Meeting of Shareholders will be required to give notice of such shareholder’s intention to make such a nomination to our Chief Executive Officer at our principal executive offices at 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305, or our registered office not later than 5:00 p.m. (CDT) on the 90th day nor earlier than 5:00 p.m. (CDT) on the 120th day prior to the first anniversary of the preceding year’s annual general meeting of shareholders so no earlier than January 15, 2026 and no later than February 14, 2026. A shareholder’s notice of nomination and solicitation are required to contain specific information as required by our Amended Articles and universal proxy rules including providing certain information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of DiaMedica’s shares entitled to vote on the election of directors in support of director nominees other than DiaMedica’s nominees). A nomination that does not comply with these requirements may not be considered.

We encourage shareholders who wish to submit a proposal or nomination to seek independent counsel. DiaMedica will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements set forth in our Articles, as may be amended, and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COPIES OF FISCAL 2024 ANNUAL REPORT AND ADDITIONAL INFORMATION

We have sent or made electronically available to each of our shareholders a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2024. Our 2024 Annual Report includes our financial information included in our consolidated annual financial statements and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2024. Our 2024 Annual Report is electronically available on our website at www.diamedica.com, by accessing the SEC’s EDGAR filing database at www.sec.gov or on SEDAR at www.sedar.com. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: DiaMedica Therapeutics Inc., 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305, Attention: Shareholder Information.

Your vote is important. Whether or not you plan to attend the meeting in person, vote your shares of DiaMedica common shares by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted.

By Order of the Board of Directors

James Parsons Chairman of the Board

March 28, 2025

Minneapolis, Minnesota

DiaMedica THERAPEUTICS

DIAMEDICA THERAPEUTICS INC.
301 CARLSON PARKWAY
SUITE 210
MINNEAPOLIS, MN 55305

SCAN TO VIEW MATERIALS & VOTE

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V61956-P24853 KEEP THIS PORTION FOR YOUR RECORDS

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DIAMEDICA THERAPEUTICS INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING:

Nominees:	**For**	**Withhold**
1a. Michael Giuffre, M.D.	☐	☐
1b. Richard Kuntz, M.D., M.Sc.	☐	☐
1c. Tanya Lewis	☐	☐
1d. Daniel O'Connor	☐	☐
1e. James Parsons	☐	☐
1f. Rick Pauls	☐	☐
1g. Charles Semba, M.D.	☐	☐

If you wish to appoint someone other than Rick Pauls, President, Chief Executive Officer and Director of DiaMedica, or Scott Kellen, Chief Financial Officer and Secretary of DiaMedica, as your proxy, please check box here. Please do not check box unless you want to exercise this option. ☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V61957-P24853

DIAMEDICA THERAPEUTICS INC.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 15, 2025 9:00 AM, CDT
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Appointment of Proxyholder:

I/We being holder(s) of DiaMedica Therapeutics Inc. hereby appoint:
Rick Pauls and Scott Kellen, or either of them,

OR

Print the name of the person you are appointing if this person is someone other than the appointed proxyholders.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc. to be held at the corporate offices located at 301 Carlson Parkway, Suite 210, Minneapolis, Minnesota 55305, USA, on Thursday, May 15, 2025, at 9:00 AM (CDT) and at any adjournment or postponement thereof. **THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAMEDICA.**

Notes to proxy as.

1. **Every holder has the right to appoint another person or entity of their choice, who need not be a shareholder, to attend and act on the holder's behalf at the Annual General Meeting or any adjournment or postponement thereof. If you wish to appoint a person or entity other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all registered owners must sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by DiaMedica to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted in favor or withheld from voting each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of the Annual General Meeting or other matters that may properly come before the Annual General Meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying 2024 Annual Report and 2025 annual general meeting proxy statement provided by DiaMedica.